                           STOCK PURCHASE AGREEMENT



                                 BY AND AMONG



                            BURKE INDUSTRIES, INC.,
                                   ("BUYER")



                         MERCER PRODUCTS COMPANY, INC.
                                  ("MERCER")



                                      AND



                      SOVEREIGN SPECIALTY CHEMICALS, INC.
                                  ("SELLER")














                           DATED AS OF MARCH 5, 1998

                               TABLE OF CONTENTS
                                                                           PAGE
1. Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1
2. Purchase and Sale of the Mercer Shares  . . . . . . . . . . . . . .        6
     (a) Basic Transaction . . . . . . . . . . . . . . . . . . . . . .        6
     (b) Purchase Price  . . . . . . . . . . . . . . . . . . . . . . .        6
     (c) Working Capital Adjustment. . . . . . . . . . . . . . . . . .        6
     (d) The Closing . . . . . . . . . . . . . . . . . . . . . . . . .        6
     (e) Deliveries at the Closing . . . . . . . . . . . . . . . . . .        6
     (f) Closing Review. . . . . . . . . . . . . . . . . . . . . . . .        7
     (g) Post-Closing Purchase Price Adjustment. . . . . . . . . . . .        7
3. Representations and Warranties Concerning the Transaction . . . . .        8
     (a) Representations and Warranties of Seller. . . . . . . . . . .        8
          (i) Organization of the Seller . . . . . . . . . . . . . . .        8
          (ii) Authorization of Transaction. . . . . . . . . . . . . .        8
          (iii) Noncontravention . . . . . . . . . . . . . . . . . . .        8
          (iv) Broker's Fees . . . . . . . . . . . . . . . . . . . . .        8
          (v) Mercer Shares. . . . . . . . . . . . . . . . . . . . . .        9
     (b) Representations and Warranties of the Buyer . . . . . . . . .        9
          (i) Organization of the Buyer. . . . . . . . . . . . . . . .        9
          (ii) Authorization of Transaction. . . . . . . . . . . . . .        9
          (iii) Noncontravention . . . . . . . . . . . . . . . . . . .        9
          (iv) Brokers' Fees . . . . . . . . . . . . . . . . . . . . .       10
          (v) Investment . . . . . . . . . . . . . . . . . . . . . . .       10
4. Representations and Warranties Concerning Mercer. . . . . . . . . .       10
     (a) Organization, Qualification and Corporate Power . . . . . . .       10
     (b) Capitalization  . . . . . . . . . . . . . . . . . . . . . . .       10
     (c) Noncontravention. . . . . . . . . . . . . . . . . . . . . . .       11
     (d) Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . .       11
     (e) Financial Statements. . . . . . . . . . . . . . . . . . . . .       11
     (f) Events Subsequent to the Most Recent Financial Statements . .       11
     (g) Undisclosed Liabilities . . . . . . . . . . . . . . . . . . .       13
     (h) Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . .       13
     (i) Tangible Assets . . . . . . . . . . . . . . . . . . . . . . .       14
     (j) Real Property . . . . . . . . . . . . . . . . . . . . . . . .       15
     (k) Intellectual Property . . . . . . . . . . . . . . . . . . . .       15
     (l) Warranties. . . . . . . . . . . . . . . . . . . . . . . . . .       16
     (m) Contracts . . . . . . . . . . . . . . . . . . . . . . . . . .       17
     (n) Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .       17
     (o) Litigation. . . . . . . . . . . . . . . . . . . . . . . . . .       18

                                       i


                                                                           PAGE
     (p) Employees . . . . . . . . . . . . . . . . . . . . . . . . . .       18
     (q) Employee Benefits . . . . . . . . . . . . . . . . . . . . . .       18
     (r) Environment, Health and Safety. . . . . . . . . . . . . . . .       19
     (s) Legal Compliance. . . . . . . . . . . . . . . . . . . . . . .       20
     (t) Certain Business Relationships with Mercer. . . . . . . . . .       21
     (u) Brokers' Fees . . . . . . . . . . . . . . . . . . . . . . . .       21
     (v) Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . .       21
     (w) Accounts Receivable . . . . . . . . . . . . . . . . . . . . .       21
     (x) Inventory . . . . . . . . . . . . . . . . . . . . . . . . . .       21
     (y) Customers and Suppliers . . . . . . . . . . . . . . . . . . .       21
     (z) Certain Business Practices. . . . . . . . . . . . . . . . . .       22
5. Pre-Closing Covenants . . . . . . . . . . . . . . . . . . . . . . .       22
     (a) General . . . . . . . . . . . . . . . . . . . . . . . . . . .       22
     (b) Notices and Consents. . . . . . . . . . . . . . . . . . . . .       22
     (c) Operation of Business . . . . . . . . . . . . . . . . . . . .       22
     (d) Preservation of Business. . . . . . . . . . . . . . . . . . .       23
     (e) Access. . . . . . . . . . . . . . . . . . . . . . . . . . . .       23
     (f) Notice of Developments. . . . . . . . . . . . . . . . . . . .       23
     (g) Exclusivity . . . . . . . . . . . . . . . . . . . . . . . . .       23
     (h) HSR Act Filing. . . . . . . . . . . . . . . . . . . . . . . .       23
     (i) Plant Closing Notification. . . . . . . . . . . . . . . . . .       24
     (j) Intercompany Items. . . . . . . . . . . . . . . . . . . . . .       24
     (k) 1996 Audit. . . . . . . . . . . . . . . . . . . . . . . . . .       24
     (l) Transitional Services . . . . . . . . . . . . . . . . . . . .       24
6. Additional Covenants. . . . . . . . . . . . . . . . . . . . . . . .       25
     (a) General . . . . . . . . . . . . . . . . . . . . . . . . . . .       25
     (b) Litigation Support. . . . . . . . . . . . . . . . . . . . . .       25
     (c) Transition. . . . . . . . . . . . . . . . . . . . . . . . . .       25
     (d) Confidentiality . . . . . . . . . . . . . . . . . . . . . . .       25
     (e) Additional Tax Matters. . . . . . . . . . . . . . . . . . . .       26
     (f) Covenant Not to Compete . . . . . . . . . . . . . . . . . . .       28
     (g) Employee Benefit Plans. . . . . . . . . . . . . . . . . . . .       28
          (i) Pension Benefits Provided by the Seller. . . . . . . . .       28
          (ii) Welfare Benefits Provided by the Seller . . . . . . . .       29
          (iii) Back Service Credit. . . . . . . . . . . . . . . . . .       29
     (h) Disability Workers' Compensation. . . . . . . . . . . . . . .       29
     (i) Severance Policy. . . . . . . . . . . . . . . . . . . . . . .       29
     (j) Collective Bargaining Agreement . . . . . . . . . . . . . . .       30
7. Conditions to Obligations to Closing. . . . . . . . . . . . . . . .       30
     (a) Conditions to Obligation of the Buyer . . . . . . . . . . . .       30
     (b) Conditions to Obligations of the Seller . . . . . . . . . . .       31
8. Remedies for Breach of This Agreement . . . . . . . . . . . . . . .       32

                                      ii


                                                                           PAGE
     (a) Survival. . . . . . . . . . . . . . . . . . . . . . . . . . .       32
     (b) Indemnification Provisions for Benefit of the Buyer . . . . .       33
     (c) Indemnification Provisions for Benefit of the Seller. . . . .       34
     (d) Matters Involving Third Parties . . . . . . . . . . . . . . .       35
     (e) Determination of Loss . . . . . . . . . . . . . . . . . . . .       36
     (f) Exclusive Remedy. . . . . . . . . . . . . . . . . . . . . . .       36
     (g) Payment . . . . . . . . . . . . . . . . . . . . . . . . . . .       36
     (h) Reservation and Nonwaiver of Rights and Remedies. . . . . . .       36
     (i) Arbitration with Respect to Certain Indemnification Matters .       36
     (j) Adjustment to Purchase Price. . . . . . . . . . . . . . . . .       37
9. Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . .       37
     (a) Termination of Agreement. . . . . . . . . . . . . . . . . . .       37
     (b) Effect of Termination . . . . . . . . . . . . . . . . . . . .       38
10. Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . .       38
     (a) Press Releases and Announcements. . . . . . . . . . . . . . .       38
     (b) No Third-Party Beneficiaries. . . . . . . . . . . . . . . . .       38
     (c) Entire Agreement. . . . . . . . . . . . . . . . . . . . . . .       38
     (d) Succession and Assignment . . . . . . . . . . . . . . . . . .       38
     (e) Facsimile/Counterparts. . . . . . . . . . . . . . . . . . . .       38
     (f) Headings. . . . . . . . . . . . . . . . . . . . . . . . . . .       39
     (g) Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .       39
     (h) Submission to Jurisdiction. . . . . . . . . . . . . . . . . .       40
     (i) Amendments and Waivers. . . . . . . . . . . . . . . . . . . .       41
     (j) Severability. . . . . . . . . . . . . . . . . . . . . . . . .       41
     (k) Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . .       41
     (1) Construction. . . . . . . . . . . . . . . . . . . . . . . . .       41
     (m) Incorporation of Exhibits, Annexes and Schedules. . . . . . .       42
     (n) Specific Performance. . . . . . . . . . . . . . . . . . . . .       42

                                      iii

                    LIST OF EXHIBITS, ANNEXES AND SCHEDULES

EXHIBITS

Exhibit A      Financial Statements
Exhibit B      Form of Opinion of Buyer's Legal Counsel
Exhibit C      Form of Opinion of Seller's Legal Counsel

ANNEXES

Annex I        List of Stay-on Bonuses


SCHEDULES

Disclosure Schedule

                           STOCK PURCHASE AGREEMENT


     This STOCK PURCHASE AGREEMENT (the "AGREEMENT") is entered into as of the 5th day of March, 1998, by and among BURKE INDUSTRIES, INC., a California corporation (the "BUYER"), MERCER PRODUCTS COMPANY, INC., a New Jersey corporation ("MERCER"), and SOVEREIGN SPECIALTY CHEMICALS, INC., a Delaware corporation (the "SELLER"). The Buyer and the Seller are referred to herein individually as a "PARTY" and collectively as the "PARTIES."

                                   RECITALS

     WHEREAS, the Seller owns all of the outstanding capital stock of Mercer;
and,

     WHEREAS, this Agreement contemplates a transaction in which the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, all of the outstanding capital stock of Mercer.

                                   AGREEMENT

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

     1.   DEFINITIONS.

     "ADVERSE CONSEQUENCES" means all actual damages from complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, including all reasonable attorneys' fees and court costs.

     "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

     "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that forms the basis for any specified consequence.

     "BUSINESS" means the business of manufacturing extruded PVC into flooring profiles sold to the construction industry.

     "BUSINESS DAY" means any day except a Saturday, Sunday or other day in which commercial banks in the State of New York are authorized by law to close.

     "BUYER" has the meaning set forth in the preface above.

     "CLOSING" has the meaning set forth in SECTION 2(d) below.

     "CLOSING DATE" has the meaning set forth in SECTION 2(d) below.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "CONFIDENTIAL INFORMATION" means all confidential information and trade secrets of Mercer including, without limitation, the identity, lists or descriptions of any customers, referral sources or organizations, Financial Statements, cost reports or other Financial Information, contract proposals, or bidding information, business plans and training and operations methods and manuals, personnel records, fee structure and management systems, policies or procedures, including related forms and manuals.

     "CONTROLLED GROUP OF CORPORATIONS" has the meaning set forth in Code Sec. 1563.

     "CURRENT EMPLOYEES" has the meaning set forth in SECTION 4(p)(i) below.

     "DISCLOSURE SCHEDULE" has the meaning set forth in SECTION 4 below.

     "DOJ" means the Antitrust Division of the United States Department of Justice or any successor Governmental Body.

     "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan,
(b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan) or (d) Employee Welfare Benefit Plan or Material fringe benefit plan or program.

     "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Sec.
3(2).

     "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Sec.
3(1).

     "EQUITABLE EXCEPTIONS" has the meaning set forth in SECTION 3(a)(i) below.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EXTREMELY HAZARDOUS SUBSTANCE" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

     "FIDUCIARY" has the meaning set forth in ERISA Sec. 3(21).

     "FINANCIAL STATEMENTS" has the meaning set forth in SECTION 4(e) below.

     "FTC" means the United States Federal Trade Commission or any successor Governmental Body.

     "GAAP" means generally accepted accounting principles as in effect from time to time.

     "GOVERNMENTAL BODY" means any federal, state, county, city, town, village, municipal or other governmental department, commission, board, bureau, agency, authority, court or related judicial authority or instrumentality of any of the foregoing.

     "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "INDEMNIFIED PARTY" has the meaning set forth in SECTION 8(d) below.

     "INDEMNIFYING PARTY" has the meaning set forth in SECTION 8(d) below.

     "INDEPENDENT ACCOUNTANTS" has the meaning set forth in Section 2(f) below.

     "INTELLECTUAL PROPERTY" means all (a) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof, (b) copyrights and registrations and applications for registration thereof, (c) computer software, data and documentation and (d) trade secrets and confidential business information (including formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information).

     "IRS" has the meaning set forth in SECTION 4(q).

     "KNOWLEDGE" means, with respect to Mercer or the Seller, actual knowledge after reasonable investigation and inquiry by the Seller, which inquiry shall an inquiry of the following persons: Michael Prude, Robert Covalt, Louis Pace, Stephen Zavodny, Kevin Johnston, William Celentano, Thomas Keup, Kelly Bost and Phil Riggins.

     "LAWS" means all laws, including the common law, statutes, codes, rules, regulations, ordinances or Orders of any Governmental Body.

     "LIABILITY" means any liability, debt, obligation, amount or sum due (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due) including any liability for Taxes.

     "MATERIAL," "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means a material adverse effect on the assets, financial condition or results of operations of Mercer.

     "MERCER" has the meaning set forth in the preface above.

     "MERCER'S BUSINESS" means the manufacture and distribution of extruded plastic and vinyl products.

     "MERCER SHARES" means all outstanding shares of the Common Stock, $.10 par value per share, of Mercer.

     "MOST RECENT BALANCE SHEET" means the balance sheet contained within the Most Recent Financial Statements.

     "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in
SECTION 4(e) below.

     "MOST RECENT FISCAL YEAR END" has the meaning set forth in SECTION (e) below.

     "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Sec. 3(37).

     "NET WORKING CAPITAL OF MERCER" means an amount equal to (a) total current assets of Mercer (other than cash and cash equivalents, intercompany indebtedness (other than trade receivables), prepayments of any Taxes for which Seller is liable pursuant to SECTION 6(e) and prepaid premiums for insurance maintained for Mercer by Seller and/or its Affiliates), MINUS (b) total current liabilities of Mercer (excluding intercompany indebtedness (other than intercompany trade payables), premiums payable for insurance maintained for Mercer by Seller and/or its Affiliates, accruals on account of stay-on bonuses listed on ANNEX I hereto and Taxes for which Seller is liable pursuant to
SECTION 6(e), PLUS (c) the amount of Retained Cash Balances, in each case calculated in accordance with GAAP, consistently applied on a basis consistent with the application of accounting principles utilized in the preparation of the Financial Statements.

     "ORDER" means any order, writ, injunction, decree, judgment, award, determination or written direction of any court, arbitrator or Governmental Body.

     "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "PARTY" has the meaning set forth in the preface above.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "PERMITTED LIEN" means (a) mechanic's, materialmen's and similar liens,
(b) liens for Taxes not yet due and payable (or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings), (c) liens arising under workers' compensation, unemployment insurance, social security, retirement and similar legislation, (d) liens arising in connection with sales of foreign receivables, (e) liens on goods in transit incurred pursuant to documentary letters of credit and (f) purchase money liens and liens securing rental payments under capital lease arrangements.

     "PERSON" means an individual, corporation, partnership, association, trust or other entity or organization, including a Governmental Body or an agency or instrumentality thereof.

     "POST-CLOSING TAX PERIOD" means any Tax period that commences after the Closing Date.

     "PRE-CLOSING TAX PERIOD" means any Tax period that ends prior to the Closing Date.

     "PRELIMINARY CLOSING BALANCE SHEET" has the meaning set forth in
SECTION 2(c) below.

     "PRODUCTS" means that group of products which has been designed, developed and/or produced or which is presently sold or offered for sale by the Business.

     "PROHIBITED TRANSACTION" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

     "PURCHASE PRICE" has the meaning set forth in SECTION 2(b) below.

     "REAL PROPERTY" has the meaning set forth in SECTION 4(j) below.

     "REPORTABLE EVENT" has the meaning set forth in ERISA Sec. 4043.

     "RETAINED CASH BALANCES" means the balances of all cash, deposit, money market and the like accounts of Mercer immediately following the Closing.

     "SECTION 338 DELTA" has the meaning set forth in Section 6(e)(xi).

     "SECTION 338 ELECTIONS" has the meaning set forth in Section 6(e)(ix).

     "SECTION 338 TAXES" has the meaning set forth in Section 6(e)(xi).

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITY INTEREST" means any mortgage, pledge, security interest, encumbrance, charge, or other lien, other than (a) mechanic's, materialmen's and similar liens, (b) liens for Taxes not yet due and payable (or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings),
(c) liens arising under workers' compensation, unemployment insurance, social security, retirement and similar legislation, (d) liens arising in connection with sales of foreign receivables, (e) liens on goods in transit incurred pursuant to documentary letters of credit, (f) purchase money liens and liens securing rental payments under capital lease arrangements and (g) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "SELLER" has the meaning set forth in the preface above.

     "STRADDLE PERIOD" shall mean any Tax period that begins before and ends after the Closing Date.

     "SUBSIDIARY" means any corporation with respect to which another specified corporation has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "TAX" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto.

     "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "WORKING CAPITAL TARGET" means $3,500,000.

     2.   PURCHASE AND SALE OF THE MERCER SHARES.

          (A) BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, all of the Mercer Shares for the consideration specified below in this SECTION 2.

          (B) PURCHASE PRICE. The purchase price for the Mercer Shares to be purchased by the Buyer from the Seller pursuant to the terms hereof shall be the sum of $35,750,000, subject to adjustments as provided in Section 2(g) herein, which shall be paid in cash (the "PURCHASE PRICE"). The Purchase Price shall be paid by the Buyer to the Seller at the Closing by wire transfer or delivery of other immediately available funds to an account or accounts designated by the Seller not less than three (3) business days prior to the Closing Date.

          (C) WORKING CAPITAL ADJUSTMENT. At the Closing, the Purchase Price shall be adjusted upward on a dollar-for-dollar basis by the amount by which the Net Working Capital of Mercer at Closing is more than $3,600,000, and the Purchase Price shall be adjusted downward on a dollar-for-dollar basis by the amount by which the Net Working Capital of Mercer at Closing is less than $3,400,000. The Net Working Capital of Mercer at Closing shall be preliminarily determined by the Seller not less than five (5) days prior to the Closing Date in good faith by preparation of an estimated balance sheet of Mercer as of the Closing Date (the "PRELIMINARY CLOSING BALANCE SHEET").

          (D) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, in New York, New York, commencing at 8:00 a.m. local time on a Business Day to be designated by the Buyer (the "CLOSING DATE"); PROVIDED, HOWEVER, that the Closing Date shall be no earlier than the third Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby and no later than April 30, 1998, and PROVIDED, FURTHER, that the Buyer shall give the Seller at least two Business Days advance notice of the Closing.

          (E) DELIVERIES AT THE CLOSING. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in SECTION 7(a) below, (ii) the Buyer will deliver to the Seller the various certificates, instruments and documents referred to in
SECTION 7(b) below, (iii) the Seller will deliver to the Buyer stock certificates representing all of the Mercer Shares, endorsed in blank or accompanied by duly executed assignment documents and (iv) the Buyer will deliver to the Seller the consideration specified in SECTION 2(b) above as may be adjusted at the Closing pursuant to SECTION 2(c) above and subject to further adjustment after the Closing pursuant to SECTION 2(g).

          (F) CLOSING AUDIT. Within 120 days following the Closing Date, Ernst & Young LLP shall prepare and deliver to the Seller and Buyer an audit of the balance sheet of the Company (the "AUDITED CLOSING BALANCE SHEET") at and as of the Closing Date. The cost to prepare the Audited Closing Balance Sheet shall be borne by Buyer. In the event that either Buyer or Seller disputes any item(s) on the Audited Closing Balance Sheet within ten days after such party's receipt thereof, the parties agree that another "Big Five" accounting firm acceptable to Buyer and Seller (the "INDEPENDENT ACCOUNTANTS") will review the disputed item(s) on the Audited Closing Balance Sheet. In conducting such review, the Independent Accountants shall be given access to the workpapers of Ernst & Young, LLP and Buyer shall make available on a reasonable basis those employees and representatives (including employees of Ernst & Young, LLP) who participated in the preparation of the Audited Closing Balance Sheet and the determination of Net Working Capital of Mercer contained therein. The final determination of such disputed item(s) by the Independent Accountants shall be reflected on the Audited Closing Balance Sheet and shall be final and binding on the parties for all purposes and all references to "Audited Closing Balance Sheet" elsewhere in this Agreement shall be deemed to refer to the Audited Closing Balance Sheet as modified by the Independent Accountants. The cost of retaining the Independent Accountants shall be borne by the disputing party; provided however, that the non-disputing party shall reimburse the disputing party for 50% of the cost of the Independent Accountants in the event that such review results in an increase (if Seller is the disputing party) or decrease (if Buyer is the disputing party) of more than $25,000 in the Net Working Capital of Mercer as reflected on the Audited Closing Balance Sheet audited by Ernst & Young LLP.

          (G) POST-CLOSING PURCHASE PRICE ADJUSTMENT. In the event that the Net Working Capital of Mercer as reflected on the Audited Closing Balance Sheet as finally determined ("FINAL WORKING CAPITAL") is less than the Net Working Capital of Mercer as reflected on the Preliminary Closing Balance Sheet ("PRELIMINARY WORKING CAPITAL"), then the Purchase Price will be adjusted downward, on a dollar-for-dollar basis, to reflect the lesser of (i) the decrease in Final Working Capital from Preliminary Working Capital and (ii) the sum of (A) the amount, if any, by which Final Working Capital is less than $3,400,000 and (B) the amount, if any, by which Preliminary Working Capital exceeded $3,600,000. Conversely, in the event that the Final Working Capital is more than the Preliminary Working Capital, then the Purchase Price will be adjusted upward, on a dollar-for-dollar basis, to reflect the lesser of (i) the increase, if any, in Final Working Capital from Preliminary Working Capital and
(ii) the sum of (A) the amount, if any, by which Final Working Capital exceeds $3,600,000 and (B) the amount, if any, by which Preliminary Working Capital was less than $3,400,000. The post-closing adjustment to the Purchase Price, if any, shall be paid by Seller to Buyer or by Buyer to Seller, as the case may be, in immediately available funds within fifteen (15) days of delivery of the Audited Closing Balance Sheet as finally determined.

     3.   REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

          (A) REPRESENTATIONS AND WARRANTIES OF SELLER. The Seller represents and Warrants to the Buyer that, subject to the specific qualifications and limitations set forth below, the statements contained in this SECTION 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
SECTION 3(a) with respect to itself.

               (I) ORGANIZATION OF THE SELLER. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

               (II) AUTHORIZATION OF TRANSACTION. The Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and this Agreement has been duly executed and delivered by the Seller. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions, except that (A) such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other laws, decisions or equitable principles now or hereafter in effect relating to or affecting the enforcement of creditors' rights or debtors' obligations generally, and to general equity principles and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought (the terms of clause (A) and (B) are sometimes collectively referred to as the "EQUITABLE EXCEPTIONS"). Except for filings required by the HSR Act, the Seller need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Body in order to consummate the transactions contemplated by this Agreement.

               (III) NONCONTRAVENTION. Except for approvals required under the HSR Act, neither the execution and the delivery of this Agreement by the Seller, nor the consummation of the transactions contemplated hereby by the Seller, will (A) violate any Law or Order or other restriction of any Governmental Body to which the Seller is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any part the right to accelerate, terminate, modify or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject.

               (IV) BROKER'S FEES. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

               (V) MERCER SHARES. The Seller holds of record and owns beneficially all of the Mercer Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), claims, Taxes, Security Interests (other than those to be removed prior to or concurrently with the Closing pursuant to
     SECTION 7(a)(xi)), options, warrants, rights, contracts, calls, commitments, equities, preemptive rights and demands. The Seller is not a party to any option, warrant, right, contract, call, put or other agreement or commitment providing for the disposition by the Seller of any capital stock of Mercer (other than this Agreement). The Seller is not a party to any voting trust, proxy agreement, stockholders' agreement or other understanding (written or oral) with respect to the voting of any capital stock of Mercer.

          (B) REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller that the statements contained in this
SECTION 3(b) are correct and complete In all material respects as of the date of this agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this SECTION 3(b).

               (I) ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of California.

               (II) AUTHORIZATION OF TRANSACTION. The Buyer has full corporate power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder and this Agreement has been duly executed and delivered by the Buyer. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions except for the Equitable Exceptions. Except for filings made under the HSR Act, the Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Body in order to consummate the transactions contemplated by this Agreement.

               (III) NONCONTRAVENTION. Except for approvals required under the HSR Act and as set forth on Schedule 3(a)(iii), neither the execution and the delivery of this Agreement by the Buyer, nor the consummation of the transactions contemplated hereby by the Buyer, will (A) violate any Law or Order or other restriction of any Governmental Body to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject and which has a Material Adverse Effect on the Buyer.

               (IV) BROKERS' FEES. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

               (V) INVESTMENT. The Buyer is not acquiring the Mercer Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

     4. REPRESENTATIONS AND WARRANTIES CONCERNING MERCER. The Seller represents and warrants to the Buyer that, subject to the specific qualifications and limitations set forth herein, the statements contained in this SECTION 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this SECTION 4), except to the extent that such representations and warranties are expressed, made as of another specified date, and as to such representation, the same shall be true as of such date and except as set forth in the Disclosure Schedule delivered by the Seller to the Buyer on the date hereof (the "DISCLOSURE SCHEDULE"). The Disclosure Schedule may be updated one or more times prior to the Closing Date; provided that except as otherwise provided in Section 4(p)(i) any such updated Disclosure Schedule containing any material changes must be delivered to the Buyer not less than two business days prior to the date on which the filings required under the HSR Act are to be made pursuant to SECTION 5(h).

          (a) ORGANIZATION, QUALIFICATION AND CORPORATE POWER. Mercer is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Mercer is duly authorized to conduct business and is in good standing under the laws of the State of Florida and each other jurisdiction listed on SCHEDULE 4(a) of the Disclosure Schedule, which jurisdictions constitute all of the jurisdictions in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where any such failure would not have a Material Adverse Effect. Mercer has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

          (b) CAPITALIZATION. The entire authorized capital stock of Mercer consists of 1,000 shares of common stock, 10 of which are issued and outstanding and held by the Seller. None of the Mercer Shares is held in treasury. The Mercer Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Seller. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which Mercer is a party or which are binding upon Mercer providing for the issuance, disposition or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to Mercer.

          (c) NONCONTRAVENTION. Except as set forth on SCHEDULE 4(c) of the Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any Law or Order or other restriction of any Governmental Body to which Mercer is subject or any provision of the charter or bylaws of Mercer or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which Mercer is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Except for the filing under the HSR Act, Mercer does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Body in order for the Parties to consummate the transactions contemplated by this Agreement.

          (d) SUBSIDIARIES. Except as disclosed on SCHEDULE 4(D) of the Disclosure Schedule, Mercer has no Subsidiaries and does not control, directly or indirectly, or have any direct or indirect equity participation in any Person.

          (e) FINANCIAL STATEMENTS. Attached hereto as EXHIBIT A are the following financial statements (collectively, the "FINANCIAL STATEMENTS") of
Mercer: (i) unaudited statement of operations and cash flows for the fiscal years ended December 3l, 1995 and 1996, (ii) unaudited balance sheet as of December 31, 1994, 1995 and 1996 (collectively, the Financial Statements contained in (i) and (ii) are collectively referred to herein as the "UNAUDITED FINANCIAL STATEMENTS"), (iii) an audited balance sheet and statement of operations, changes in stockholders' equity and cash flows as of and for the period commencing January 1, 1997 and ending August 4, 1997 (prior to the acquisition by Seller) and (iv) a draft audited balance sheet and statement of operations, changes in stockholders' equity and cash flows as of and for the period commencing August 5, 1997 and ending December 31, 1997 (the "Draft Statements," and collectively with the financial statements set forth in part (iii), the "MOST RECENT FINANCIAL STATEMENTS"). Except as set forth on Schedule 4(e) of the Disclosure Schedule, the Most Recent Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, are correct and complete in all material respects, fairly present the financial condition of Mercer as of such dates, and are consistent with the books and records of Mercer (which books and records are correct and complete in all material respects). Except as set forth on Schedule 4(e) of the Disclosure Schedule, the Financial Statements for the fiscal years ended December 31, 1995 and 1996 fairly present the financial condition of Mercer as of such dates, and are consistent with the books and records of Mercer (which books and records are correct and complete in all material respects).

          (f) EVENTS SUBSEQUENT TO THE MOST RECENT FINANCIAL STATEMENTS. Except as set forth on SCHEDULE 4(F) of the Disclosure Schedule, since December 31, 1997, there has not been any adverse change in the assets, Liabilities, business, financial condition, operations or results of operations of Mercer. Without limiting the generality of the foregoing since that date:

               (i) Mercer has not sold, leased, transferred or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

               (ii) Mercer has not entered into any contract, lease, sublease, license or sublicense (or series or related contracts, leases, subleases, licenses and sublicenses) either involving more than $100,000 or outside the Ordinary Course of Business;

               (iii) Mercer has not accelerated, terminated, modified or canceled any contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses) involving more than $100,000 to which Mercer is a party or by which it is bound;

               (iv) no party has notified Mercer of any acceleration, termination, modification or cancellation of any Material customer contract or any contract, agreement, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses), involving more than $100,000 to which Mercer is a party or by which it is bound;

               (v) Mercer has not made any capital expenditure (or series of related capital expenditures) either involving more than $62,500 individually or $162,500 in the aggregate, or outside the Ordinary Course of Business;

               (vi) Mercer has not made any capital investment in, any loan to, or any acquisition of the securities or assets of any other person (or series of related capital investments, loans, and acquisitions) either involving more than $50,000 individually or $162,500 in the aggregate;

               (vii) Mercer has not delayed or postponed (beyond its normal practice) the payment of accounts payable and other Liabilities;

               (viii) there has been no change made or authorized in the charter or bylaws of Mercer;

               (ix) Mercer has not experienced any damage, destruction or loss involving more than $100,000 (whether or not covered by insurance) to its Property;

               (x) Mercer has not made any loan to, or entered into any other transaction with, any of its directors, officers and employees outside the Ordinary Course of Business or involving more than $50,000, giving rise to any claim or right on its part against the person or on the part of the person against it;

               (xi) Mercer has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement with any of its full-time staff employees;

               (xii) Mercer has not granted an increase in the base compensation of any of its directors, officers and employees outside the Ordinary Course of Business and as set forth on SCHEDULE 4(F) of the Disclosure Schedule;

               (xiii) Mercer has not adopted any (A) bonus, (B) profit-sharing, (C) incentive compensation, (D) pension, (E) retirement,
     (F) medical, hospitalization, life, or other insurance, (G) severance or
     (H) other plan, contract or commitment for any of its directors, officers and employees, or modified or terminated any existing such plan, contract or commitment;

               (xiv) Mercer has not lost and does not have notice of any potential loss of any significant customer or supplier;

               (xv) Mercer has not changed its accounting, methods or principles;

               (xvi) Mercer has not suffered any material shortages of raw materials used in the production of the Products;

               (xvii) Mercer has not made any material provisions for inventory markdowns or inventory shrinkage;

               (xviii)   Mercer has not made or paid any non-cash dividends or
     distributions to Seller whether or not upon or in respect of its capital stock;

               (xix) Mercer has not redeemed or otherwise acquired any shares of its capital stock or issued any capital stock or any option, warrant or right relating thereto or any securities convertible or exchangeable for any shares of its capital stock; and

               (xx) Mercer has not agreed to do any of the foregoing.

          (g) UNDISCLOSED LIABILITIES. Mercer does not have any Liability which is individually in excess of $100,000, except for (i) Liabilities set forth on the face of the Most Recent Financial Statements and (ii) Liabilities which have arisen after the Most Recent Financial Statements in the Ordinary Course of Business.

          (h) TAX MATTERS. Except as set forth on Schedule 4(h) of the Disclosure Schedule:

               (i) Mercer has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by Mercer (whether or not shown on any Tax Return) have been paid. Mercer currently is not the beneficiary of any extension of time within which to file any Tax Return. To Seller's Knowledge, no claim is currently pending by an authority in a jurisdiction where Mercer does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of Mercer that arose in connection with any failure (or alleged failure) to pay any Tax.

               (ii) Neither the Seller nor any of the officers (or employees responsible for Tax matters) of Mercer has received any notice that any authority intends to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of Mercer either (A) claimed or raised by any authority in writing or (B) as to which the Seller or Mercer has Knowledge based upon personal contact with any agent of such authority. SCHEDULE 4(H) of the Disclosure Schedule lists all federal, state and local income Tax Returns filed with respect to Mercer for taxable periods ended on or after December 31, 1993 that currently are the subject of an audit.

               (iii) Mercer has not filed a consent under Code Sec. 341(f) concerning collapsible corporations. Mercer has not made any payments, is not obligated to make any payments, nor is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible to Mercer under Code Sec. 280G. Mercer has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). Mercer has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Sec. 6662. Mercer is not a party to any Tax allocation or sharing agreement.

               (iv) Mercer has no liability for Taxes for any Tax period ending prior to the Closing Date other than Taxes for which there is an accrual for current taxes reflected on the Most Recent Balance Sheet.

               (v) Mercer has no liability for Taxes of any other person or entity, has no Tax liability as a successor or transferee, and has no Tax liability pursuant to Section 1.1502-6 of the Treasury Regulations or similar provisions of state, local or foreign Tax laws.

               (vi) Mercer has no liability pursuant to any agreement to share, allocate or reimburse Taxes or Tax benefits.

               (vii) There are no "excess loss accounts" or "intercompany items," within the meaning of Section 1-1502 of the Treasury Regulations, between Mercer and any member of the Seller affiliated group.

          (i) TANGIBLE ASSETS. SCHEDULE 4(I) of the Disclosure Schedule includes a true and correct copy of the appraisal of the fixed assets of Mercer obtained by the Seller at the time it acquired Mercer, which covers all of the significant fixed assets of Mercer owned at such time. Mercer owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted. To the Knowledge of the Seller, each such tangible asset is free from Security Interests (other than Permitted Liens or the Security Interests to be removed prior to or concurrently with the Closing pursuant to Section 7(a)(xi)) free from material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

          (j) REAL PROPERTY. SCHEDULE 4(J) of the Disclosure Schedule sets forth all real property owned or leased by Mercer (the "REAL PROPERTY"). Subject to the Permitted Liens and any Security Interests disclosed on
SCHEDULE 4(J), Mercer has good and marketable title to, or in the case of leased Real Property has a valid leasehold interest in, the Real Property. All leases of Real Property are valid, binding and enforceable in accordance with their respective terms. Mercer is not in material default under any such leases, and to the Seller's Knowledge, there does not exist under any such lease any material default of any other party or any event which with notice or lapse of time or both would constitute a material default. To the Seller's Knowledge, the Real Property is in good operating condition and repair, normal wear and tear excepted, and is free from any defects that have, or reasonably could have, a Material Adverse Effect. Except as set forth on SCHEDULE 4(J) of the Disclosure Schedule, to the Seller's Knowledge, there are no existing structural defects in any of the Real Property.

          (k)  INTELLECTUAL PROPERTY.

               (i) Except as set forth on Schedule 4(k) of the Disclosure Schedule, Mercer owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary for the operation of the business of Mercer as presently conducted. Each item of Intellectual Property owned or used by Mercer immediately prior to the Closing hereunder will be owned or available for use by Mercer on identical terms and conditions immediately subsequent to the Closing hereunder.

               (ii) To the Knowledge of the Seller, Mercer has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties, and neither the Seller nor any of the officers (or employees with responsibility for Intellectual Property matters) of Mercer has received within the past year any charge, complaint, claim or notice alleging any such interference, infringement, misappropriation or violation.

               (iii) SCHEDULE 4(K) of the Disclosure Schedule identifies each patent or trademark, tradename or copyright registration which has been issued to Mercer with respect to any of its Intellectual Property, identifies each pending patent application or application for trademark, tradename or copyright registration which Mercer has made with respect to any of its Intellectual Property, and identifies each license, agreement or other permission which Mercer has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). Except as identified in Schedule 4(k) of the Disclosure Schedule, with respect to each item of Intellectual Property that Mercer owns:

                    (A) the identified owner possesses all right, title and interest in and to the item;

                    (B)  the item is not subject to any outstanding Order; and

                    (C) no charge, complaint, action, suit, proceedings, hearing, investigation, claim or demand is pending or, to the Knowledge of the Seller and the officers (and employees with responsibility for Intellectual Property matters) of Mercer, is threatened which challenges the legality, validity, enforceability, use or ownership of the item.

               (iv) SCHEDULE 4(K) of the Disclosure Schedule also identifies each item of Intellectual Property that any third party owns and that Mercer uses pursuant to license, sublicense, agreement or permission (other than general commercial software). Except as identified in
     SCHEDULE 4(K) of the Disclosure Schedule, with respect to each such item of used Intellectual Property:

                    (A) to the Knowledge of Seller, the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect, subject to the Equitable Exceptions;

                    (B) to the Knowledge of Seller, the license, sublicense, agreement or permission will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

                    (C) Mercer is not, and to the Knowledge of the Seller and officers (and employees with responsibility for Intellectual Property matters) of Mercer, no other party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder; and

                    (D) to the Knowledge of the Seller and officers (and employees with responsibility for Intellectual Property matters) of Mercer, no charge, complaint, action, suit, proceedings, hearing, investigation, claim or demand is pending or is threatened which challenges the legality, validity or enforceability of the underling item of Intellectual Property.

          (l) WARRANTIES. Except as disclosed on SCHEDULE 4(L) of the Disclosure Schedule, there is no outstanding action, suit, arbitration or other proceeding, or claim, demand, demand letter, lien or notice of noncompliance or violation has been asserted in writing against Mercer and, to the Knowledge of the Seller and Mercer, no event or circumstance has occurred that could reasonably be expected to constitute the basis of any claim against Mercer for injury to any person or any property suffered as a result of the manufacture, distribution or sale of any product or material by Mercer, including any claim arising out of the defective or unsafe nature, or allegedly defective or unsafe nature, of any such product or material, which individually or in the aggregate exceeds $162,500. Due to the historically low warranty claims against the Business, Mercer has expensed such claims and has not set aside reserves on its balance sheet included as part of the Most Recent Financial Statements for all warranty and product liability claims.

          (m) CONTRACTS. SCHEDULE 4(M) of the Disclosure Schedule lists the following contracts, agreements, customer contracts or agreements and other arrangements (oral or written) to which Mercer is a party:

               (i) any arrangement (or group of related written arrangements) for the lease of personal property from or to third parties providing lease payments in excess of $100,000 per annum;

               (ii) any arrangement (or group of related written arrangements) for the purchase or sale of Products, raw materials, commodities, supplies or other personal property or for the furnishing or receipt of services which either calls for performance over a period of more than one year after the Closing Date or involves more than the sum of $100,000;

               (iii) any arrangement concerning a partnership or joint venture;

               (iv) any arrangement requiring noncompetition;

               (v)  any arrangement involving the Seller and its Affiliates; or

               (vi) any other arrangement (or group of related written arrangements) either involving or remaining outstanding one year after the Closing Date of more than $100,000 or not entered into in the Ordinary Course of Business.

          The Seller has delivered to the Buyer a correct and complete copy of each written arrangement (as amended to date) listed in SCHEDULE 4(M) of the Disclosure Schedule. With respect to each arrangement so listed: (A) the arrangement is legal, valid, binding, enforceable and in full force and effect, subject to the Equitable Exceptions; (B) to the Seller's Knowledge, the arrangement will continue to be legal, valid, binding, enforceable and in full force and effect, subject to Equitable Exceptions, on identical terms following the Closing; (C) Mercer is not, nor to the Knowledge of the Seller, any other party in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the arrangements; and (D) Mercer has not, nor to the Knowledge of the Seller, has any other party, repudiated any provision of any arrangement.

          (n) INSURANCE. SCHEDULE 4(N) of the Disclosure Schedule sets forth an accurate and complete list of all policies of fire, liability, keyman life insurance, worker's compensation, products liability and other forms of insurance owned or held by or beneficially for Mercer. All such policies are in full force and effect, no premiums with respect thereto are past due and no notice of cancellation or termination has been received by the Seller or Mercer with respect to any such policy. Neither the Seller nor Mercer has received any notification that material changes are required in the conduct of the Business as a condition to the continuation of coverage under or renewal of any such policy. True, correct and complete copies of such insurance policies have been made available to the Buyer.

          (o) LITIGATION. SCHEDULE 4(O) of the Disclosure Schedule sets forth each instance in which Mercer (i) is subject to any unsatisfied judgment, order, decree, stipulation, injunction or charge or (ii) is a party or, to the Knowledge of the Seller and Mercer, is threatened to be made a party, to any charge, complaint, action, suit, proceeding, hearing or investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator.

          (p)  EMPLOYEES.

               (i) SCHEDULE 4(P)(I) of the Disclosure Schedule lists all of the employees of Mercer currently on the Mercer payroll as of the date of this Agreement (including those on leaves of absence), which schedule will be updated at and as of the Closing Date to reflect any employees hired or terminated prior to the Closing Date ("CURRENT EMPLOYEES").

               (ii) To the Knowledge of the Seller, no key employee or full-time group of employees has any plans to terminate employment with Mercer (other than

     Michael Prude). Except as set forth on SCHEDULE 4(P)(II) of the Disclosure Schedule, Mercer is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. To the Knowledge of the Seller, Mercer has not committed any unfair labor practice.

          (q) EMPLOYEE BENEFITS. SCHEDULE 4(Q) of the Disclosure Schedule lists all Employee Benefit Plans in which any current or former employee of Mercer participates, whether sponsored by Mercer or an affiliate of Mercer. Copies of each such plan and related trust agreements, service agreements and insurance policies and the three (3) most recent annual reports on Internal Revenue Service ("IRS") Form 5500 for each plan shall be provided to Buyer.

               (i) Each Employee Benefit Plan (and each related trust or insurance contract) substantially complies in form and in operation with its terms and the applicable requirements of ERISA and the Code.

               (ii) To the Knowledge of Seller, all contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of Mercer. All premiums or other payments which are due for all periods ending on or before the Closing Date have been paid with respect to each Employee Welfare Benefit Plan.

               (iii) Each Employee Benefit Plan which is an Employee Pension Benefit Plan intended to be a qualified plan in fact meets the requirements of a "qualified plan" under Code Sec. 401(a), and Seller shall provide to Buyer a copy of the most recent IRS determination letter respecting such plan's qualification.

               (iv) No Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of the Seller and officers (and employees with responsibility for employee benefits matters) of Mercer, threatened.

               (v) There have been no Prohibited Transactions with respect to any Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Employee Benefit Plans. No charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand with respect to the administration or the investment of the assets of any Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Seller and the officers (and employees with responsibility for employee benefits matters) of Mercer, threatened. Neither the Seller nor any of the officers (or employees with responsibility for litigation matters) of

     Mercer has any Knowledge of any Basis for any such charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand.

          Mercer has not incurred, and neither the Seller nor any of the officers (or employees with responsibility for litigation matters) of Mercer has any reason to expect that Mercer will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any Employee Pension Benefit Plan that Mercer and the Controlled Group of Corporations which includes Mercer maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute. Mercer does not maintain, nor has it ever maintained or contributed to, or ever has been required to contribute to any Employee Welfare Benefit Plan providing health, accident, or life insurance benefits to former employees, their spouses or their dependents (other than in accordance with Code Sec. 4980B).

          (r)  ENVIRONMENT, HEALTH AND SAFETY.  Except as disclosed on
SCHEDULE 4(R) of the Disclosure Schedule:

               (i) Mercer has been and is in compliance with all Laws concerning the environment, public health and safety, and employee health and safety, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against it or, to the Knowledge of the Seller, is threatened alleging any failure to comply with any such Laws.

               (ii) Mercer has no Liability (and there is no Basis related to the past or present operations, properties or facilities of Mercer and its respective predecessors and Affiliates for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand against Mercer giving rise to any Liability) under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Federal Water Pollution Control Act of 1972, the Clean Air Act of 1970, the Safe Drinking Water Act of 1974, the Toxic Substances Control Act of 1976, the Refuse Act of 1899, or the Emergency Planning and Community Right-to-Know Act of 1986 (each as amended), or any other Law or Order of any Governmental Body, concerning release or threatened release of hazardous substances, public health and safety, or pollution or protection of the environment.

               (iii) Mercer has no Liability (and Mercer and its predecessors have not handled or disposed of any substance, arranged for the disposal of any substance, or owned or operated any property or facility in any manner that could form the Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (under any Law) against Mercer giving rise to any Liability) for damage to any site (including the Real Property), location, or body of water (surface or subsurface) or for illness or personal injury.

               (iv) Mercer has no Liability under the Occupational Safety and Health Act, as amended, or any other Law concerning employee health and safety.

               (v) Mercer has obtained and been in compliance with all of the terms and conditions of all permits, licenses and other authorizations which are required under, and has complied with all other, Laws and Orders of any Governmental Body relating to public health and safety, worker health and safety, and pollution or protection of the environment, including laws relating to emissions, discharge, releases or threatened releases of pollutants, contaminants or chemical, industrial, hazardous or toxic materials or wastes into ambient air, surface water, ground water or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or chemical, industrial, hazardous or toxic materials or wastes.

               (vi) Mercer has delivered or caused to be delivered to the Buyer all environmental assessments, reports, audits and other documents in its possession or under its control that relate to Real Property that Mercer or any predecessor entity currently occupies or has occupied at any time in the past in connection with the Business.

          (s)  LEGAL COMPLIANCE.  Mercer has:

               (i) complied with all non-environmental Laws. No charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against Mercer which is currently pending and alleges any failure to comply with any such non-environmental Law.

               (ii) not violated in any respect or received a notice or charge asserting any violation of the Sherman Act, the Clayton Act, the Robinson-Patman Act or the Federal Trade Act, each as amended.

               (iii) filed in a timely manner all reports, documents, and other materials it was required to file (and the information contained therein was correct and complete in all material respects) under all applicable Laws.

          (t) CERTAIN BUSINESS RELATIONSHIPS WITH MERCER. Except as set forth on SCHEDULE 4(T) of the Disclosure Schedule, neither the Seller nor its Affiliates has been involved in any business arrangement or relationship with Mercer within the past twelve (12) months, and neither the Seller nor Affiliates owns any property or right, tangible or intangible, which is used in Mercer's Business.

          (u) BROKERS' FEES. Mercer does not have any Liability or obligation to pay any fees or commissions to any broker, finder or similar representative with respect to the transactions contemplated by this Agreement.

          (v) DISCLOSURE. To the Knowledge of the Seller and the directors and officers of Mercer, the representations and warranties contained in this
SECTION 4 as amended, modified and/or supplemented by the Disclosure Schedules do not contain any untrue statement of a Material fact or omit to state any Material fact necessary in order to make the statements and information contained in this SECTION 4 not misleading.

          (w) ACCOUNTS RECEIVABLE. The accounts receivable of Mercer reflected in the Most Recent Balance Sheet represent sales actually made in the Ordinary Course of Business, represent valid and enforceable claims, and have been properly accrued in accordance with GAAP, net of any reserves reflected in the Most Recent Balance Sheet. Schedule 4(w) of the Disclosure Schedule sets forth an accurate aging schedule of all accounts receivable reflected in the Most Recent Balance Sheet.

          (x) INVENTORY. As of the date of the Most Recent Financial Statements, all inventory of Mercer consisted of a quality and quantity consistent with the past practices of Mercer, net of any reserves reflected in the Most Recent Balance Sheet. The values reflected on the Most Recent Balance Sheet of obsolete or substandard items of inventory, as determined by Mercer in consultation with their accountants, have been written down to realizable market values or written off, or adequate reserves therefor have been established, all in accordance with GAAP. There are no claims against Mercer to return in excess of an aggregate of $50,000 of merchandise by reason of alleged overshipments, defective merchandise or otherwise, or of merchandise in the possession of customers under an understanding that such merchandise would be returnable.

          (y) CUSTOMERS AND SUPPLIERS. Schedule 4(y) lists the ten largest customers of Mercer and the ten largest suppliers of Mercer for the most recent fiscal year. To the Knowledge of Seller and Mercer, since January 1, 1997, there has been no material adverse change in the business relationship of Mercer with any customer or supplier named on Schedule 4(y). To the Knowledge of Seller and Mercer and other than in the Ordinary Course of Business, no customer or supplier named on Schedule 4(y) has threatened or expressed an intention to reduce materially the volume of its purchases from or sales to Mercer or otherwise materially modify its business relationship with Mercer. Notwithstanding the foregoing, no representation or warranty is made by Seller that Mercer's relationship with any customer or supplier will not be affected by the purchase of Mercer by Buyer.

          (z) CERTAIN BUSINESS PRACTICES. To Seller's Knowledge, neither Mercer nor any of its directors, officers, agents or employees has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

     5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

          (a) GENERAL. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in SECTION 7 below). In the event that the Buyer notifies the Seller of its desire to acquire Mercer by means of a reverse triangular merger of Mercer with and into a wholly-owned Subsidiary of Buyer no less than five (5) business days prior to the Closing Date, the Parties will cooperate with each other to amend this Agreement to provide for, and to facilitate, such merger.

          (b) NOTICES AND CONSENTS. The Seller will cause Mercer to give any notices to third parties, and will cause Mercer to use its reasonable best efforts to obtain third-party consents, that the Buyer may reasonably request in connection with the matters pertaining to Mercer disclosed or required to be disclosed in the Disclosure Schedule. Each of the Parties will take any additional action (and the Seller will cause Mercer to take any additional action) that may be necessary, proper or advisable in connection with any other notices to, filings with, and authorizations, consents, and approvals of Governmental Bodies, and third parties that he, she or it may be required to give, make or obtain.

          (c) OPERATION OF BUSINESS. Except as contemplated hereby or as may be incidental to or in furtherance of the transactions contemplated hereby or as may have been set forth herein or in the Disclosure Schedule, the Seller will not cause or permit Mercer to engage in any practice, take any action, embark on any course of inaction or enter into any transaction outside the Ordinary Course of Business or that would constitute a breach of the representation and warranty contained in SECTION 4(F) if such action, inaction or transaction occurred after December 31, 1997 and prior to the date of this Agreement.

          (d) PRESERVATION OF BUSINESS. Except as contemplated hereby or as may be incidental to or in furtherance of the transactions contemplated hereby or as may have been set forth herein or in the Disclosure Schedule, the Seller will cause Mercer to use its best efforts to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers and employees.

          (e) ACCESS. Only in the event that neither the Buyer nor the Seller exercised its right to terminate this Agreement as provided in SECTION 9 herein, the Seller will permit, and the Seller will cause Mercer to permit, representatives of the Buyer to have access at reasonable times, and in a manner so as not to interfere with the normal business operations of Mercer, to the headquarters and all other facilities of Mercer, to all books, records, contracts, Tax records and documents of or pertaining to Mercer and to all employees, customers and suppliers of Mercer. During the Buyer's on-site investigation of Mercer, except as otherwise provided herein, the Buyer shall not discuss any aspects of the operation of Mercer with any employee of Mercer, and the Buyer shall direct all requests for information and material only through the Robert W. Baird & Co., unless otherwise agreed to by the Buyer and the Seller in writing. Robert W. Baird & Co. shall proceed to arrange with the Seller a mutually agreeable time and place at which the Buyer may conduct interviews with key employees and/or customers of Mercer mutually agreed to by Robert W. Baird & Co. and the Seller. Such interviews shall be in strict conformity with the format mutually agreed to by Robert W. Baird & Co. and the Seller.

          (f) NOTICE OF DEVELOPMENTS. The Seller will give prompt written notice to the Buyer of any Material development affecting the assets, Liabilities, business, financial condition, operations, results of operations or future prospects of Mercer. Each Party will give prompt written notice to the others of any Material development affecting the ability of the Parties to consummate the transactions contemplated by this Agreement.

          (g) EXCLUSIVITY. The Seller will not (and the Seller will not cause or permit Mercer to) (i) solicit, initiate or encourage the submission of any proposal or offer from any person relating to any (A) liquidation, dissolution or recapitalization, (B) merger or consolidation, (C) acquisition or purchase of securities or assets or (D) similar transaction or business combination involving Mercer or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by an, person to do or seek any of the foregoing. The Seller will notify the Buyer immediately if any person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

          (h) HSR ACT FILING. The Buyer and the Seller will use commercially reasonable efforts to file or cause to be filed with the FTC and the DOJ (it being understood that the Buyer will bear the expense of the filing fee to be paid by the acquiring person), as promptly as practicable but in no event later than ten (10) Business Days after the execution of this Agreement, the Notification and Report Form and related material required to be filed in connection with the transactions contemplated in this Agreement pursuant to the HSR Act, and to promptly file any additional information requested by the FTC or the DOJ as soon as practicable after receipt of a request therefor. In addition, the Buyer shall use its commercially reasonable efforts to take or cause to be taken all actions necessary, proper or advisable to obtain any consent, waiver, approval or authorizations relating to the HSR Act that is required for the consummation of the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that the Buyer shall not be obligated hereby to accept any order providing for the divestiture by the Buyer of such of the assets relating to the Business (or, in lieu thereof, assets and businesses of the Buyer having an approximate equivalent value) as are necessary to fully consummate the transactions contemplated by this Agreement or an order to hold separate such assets and businesses pending such divestiture.

          (i) PLANT CLOSING NOTIFICATION. The Buyer shall be responsible for providing any notice of layoff or plant closing required with respect to any manufacturing facility of Mercer pursuant to the Federal Worker Adjustment and Retraining Notification Act of 1988, any successor federal law and any applicable state or local plant closing notification statute, for any such layoffs or plant closings which will commence effective on or subsequent to the Closing Date.

          (j) INTERCOMPANY ITEMS. The Seller shall, as of the date immediately preceding the Closing Date, by appropriate documentation and accounting entries, contribute to the paid in capital of Mercer, any intercompany payables, receivables and/or indebtedness to the Seller arising prior to the Closing Date.

          (k) 1996 AUDIT. Seller shall cause Mercer to cooperate with Buyer in connection with the audit by KPMG Peat Marwick of Mercer's financial statements for the year ended (which audit shall be paid for by Buyer), and as of, December 31, 1996, including causing Mercer to provide Buyer with access to all related work papers and other documents of Mercer relating to such audit.

          (l) TRANSITIONAL SERVICES. Prior to the Closing, Buyer and Seller shall use their best efforts to identify and make appropriate arrangements for dealing with any transitional issues which may arise as a result of the purchase of Mercer by Buyer and shall negotiate in good faith to enter into a Transitional Services Agreement reasonably acceptable to both parties, which Agreement shall contemplate the provision to Buyer of certain computer, accounting and similar services and other services relating to the maintenance of Mercer's Employee Benefit Plans and related arrangements through December 31, 1998 or accommodations reasonably necessary for the conduct of Mercer's business for a period of up to six months after the Closing Date. Buyer shall cause Mercer to reimburse Seller for all actual costs for such services in accordance with past practices.

          (m) FINAL AUDITED FINANCIAL STATEMENTS. On or before March 13, 1998, Seller shall deliver to the Buyer the final audited financial statements ("FINAL AUDITED FINANCIAL STATEMENTS") covering the period shown in the Draft Statements.

     6. ADDITIONAL COVENANTS. The Parties further covenant and agree as follows:

          (a) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonable, may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under SECTION 8 below). The Seller acknowledges and agrees that, from and after the Closing, the Buyer will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to Mercer; provided that the Seller may retain any copies of the foregoing as shall be necessary to comply with applicable tax and other laws, regulations and ordinances.

          (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving Mercer, each of the other Parties will cooperate with him, her or it and his, her or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under SECTION 8 below).

          (c) TRANSITION. The Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier or other business associate of Mercer from maintaining the same business relationships with Mercer after the Closing for a period of 12 months thereafter as it maintained with Mercer prior to the Closing. The Seller will refer all customer inquiries relating to Mercer's Business to the Buyer and/or Mercer from and after the Closing for a period of 12 months thereafter.

          (d) CONFIDENTIALITY. The Seller will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement for a period of two (2) years from the Closing, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that the Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, the Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this SECTION 6(D). If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Seller may disclose the Confidential Information to the tribunal; PROVIDED, HOWEVER, that the Seller shall use its reasonable best efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such Portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

          (e)  ADDITIONAL TAX MATTERS.

          (i) Seller shall be responsible for the preparation and filing of all Seller's federal consolidated income Tax Returns with respect to all Pre-Closing Periods, which shall include Mercer, and for the payment of all federal income Taxes with respect to such returns.

          (ii) Seller shall be responsible for the preparation and filing of all state and local Tax Returns of Mercer that are required to be filed on or before the Closing Date, and for the payment of all Taxes with respect to such Tax Returns (less the portion of such Taxes that are specifically accrued as current taxes on Most Recent Financial Statements.) Such Tax Returns shall be prepared in a manner consistent with prior practice, and shall utilize accounting methods, elections and conventions that do not have the effect of distorting the allocation of income or expense between Pre-Closing Tax Periods and Post-Closing Tax Periods.

          (iii) Buyer shall be responsible for the preparation and filing of all state and local Tax Returns of Mercer that relate to a Pre-Closing Tax Period and that are required to be filed after the Closing Date. Seller shall pay Buyer, in immediately available funds, any Taxes that are required to be paid with such Tax Returns (less the portion of such Taxes that are specifically accrued as current taxes on Most Recent Financial Statements.)

          (iv) Buyer shall be responsible for the preparation and filing of all Straddle Period Tax Returns with respect to Mercer, and for the payment of all Taxes with respect to such returns. Seller shall reimburse Buyer, in immediately available funds, for the portion of any Tax relating to a Straddle Period that is allocable, in accordance with paragraph (vii) below, to the pre-Closing portion of such Straddle Period (less the portion of such Taxes that are specifically accrued as current taxes on Most Recent Financial Statements.)

          (v) Buyer shall be responsible for the preparation and filing of all Tax Returns and the payment of all Taxes with respect to Mercer for all Post-Closing Tax Periods

          (vi) To the extent permitted by law, Seller and Buyer shall use their best efforts to cause any Tax period to close on the Closing Date.

          (vii) Taxes payable with respect to a Straddle Period shall be allocated to the pre-Closing and post-Closing portions of a Straddle Period on the basis of a closing of the books as of the Closing Date or any other method agreed upon by Buyer and Seller, except that Taxes imposed on a periodic basis, such as real and personal property Taxes, shall be prorated based on the number of days before and after the Closing Date.

          (viii) Seller shall pay any stock transfer taxes due as a result of the sale of the Shares to Buyer pursuant to the transactions contemplated by this Agreement.

          (ix) At Buyer's request, Seller shall join Buyer in making elections under Section 338(g) and Section 338(h)(10) of the Code and any state, local and foreign counterparts with respect to Mercer (the "SECTION 338 ELECTIONS"). Seller shall provide to Buyer such information as may be reasonably requested by Buyer for purposes of determining whether Buyer should make a Section 338 Election under any state or local law. Seller and Buyer shall jointly complete and make the Section 338 Elections on the applicable forms and in accordance with applicable law. Seller shall deliver such forms and related documents to Buyer at least ninety (90) days prior to the due date for filing such elections or forms. Buyer shall deliver to Seller at least forty-five (45) days prior to the due date for filing, such completed forms as are required to be filed with respect to the Section 338 Elections. Buyer and Seller shall timely file the
Section 338 Elections and any required forms and documents.

          (x) Buyer and Seller shall act reasonably and in good faith to reach an agreement promptly, but in no event later than ninety (90) days after the Closing Date, on the allocation of the Purchase Price among the assets of Mercer for purposes of the Section 338 Elections. If Buyer and Seller are unable to reach an agreement within such ninety (90) day period, they shall submit the issue to arbitration by a nationally recognized accounting firm mutually acceptable to Buyer and Seller, whose determination shall be final and binding on both parties, and whose expenses shall be shared equally by Buyer and Seller.

          (xi) Seller shall be responsible for the payment of any Taxes of Seller's affiliated group or Mercer that result from the Section 338 Elections (the "SECTION 338 TAXES"). However, to the extent the state and local Taxes payable by Seller as a result of making Section 338 Elections exceed the state and local taxes payable by Seller in the absence of Section 338 Elections (such excess hereinafter referred to as the "Section 338 Delta"), Buyer shall reimburse Seller for the Section 338 Delta.

          (xii) Seller, Buyer and Mercer shall cooperate in good faith in
(a) preparing and filing all Tax Returns, (b) maintaining and making available to each other all records necessary in connection with the preparation and filing of all Tax Returns and the payment of all Taxes and (c) resolving all disputes and audits with respect to any Tax Returns and Taxes. Buyer and Seller recognize that each may need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by the other; therefore, Buyer and Seller agree (A) to retain and maintain Tax records relating to Mercer for a period of five (5) years after the Closing Date, (B) to allow each other and their agents and representatives, at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records, such activities to be conducted during normal business hours and at the requesting party's expense and (C) and to offer the other parties such records before destroying such records.

          (f) COVENANT NOT TO COMPETE. For a period of two (2) years from and after the Closing Date, the Seller will not, directly or indirectly, as principal, agent, trustee or through the agency of any corporation, partnership, association or agent or agency, (i) participate or engage in the Business existing as of the Closing Date, (ii) service or solicit any of Mercer's business from any customer of Mercer, (iii) request or advise any customer of Mercer to withdraw, curtail or cancel such customer's business with Mercer or (iv) solicit for employment any person employed by Mercer on the Closing Date (other than Michael Prude); PROVIDED HOWEVER, that (A) no owner of less than five percent (5%) of the outstanding stock of any publicly traded corporation shall, for purposes of this SECTION 6(f), be deemed to engage solely by reason thereof in any of its businesses and (B) the future acquisition by the Seller or its Affiliates of any Person or entity engaged in the business of manufacturing floor coverings or related accessories (other than specialty chemicals) (herein, a "Competitive Business") shall not be deemed to violate this SECTION 6(F) if (x) less than thirty percent (30%) of the total revenues of such acquired entity or Person are derived from the Competitive Business and (y) Mercer is given (aa) an option to purchase the Competitive Business on terms and conditions to be negotiated in good faith by the parties at a purchase price reasonably related to the portion of the purchase price of the acquired entity that is related to the Competitive Business and (bb) a right of first refusal to acquire the Competitive Business also on terms and conditions to be negotiated in good faith by the parties.

          (g) EMPLOYEE BENEFIT PLANS. From and after the Closing Date, the Buyer shall be the plan sponsor for each and every Employee Benefit Plan which is not a Welfare Benefit Plan and such other plans, programs, policies and arrangements of Mercer and shall assume or retain all related trusts, insurance contracts, other assets and documents that have been maintained by Mercer or the Seller for the benefit of employees or former employees of Mercer (all of which plans, trusts, policies, insurance contracts and other assets are set forth on SCHEDULE 4(Q) of the Disclosure Schedule); PROVIDED, HOWEVER, that with respect to:

               (i) PENSION BENEFITS PROVIDED BY THE SELLER. Prior to the Closing Date, the Buyer shall have established or designated a defined retirement plan of Buyer or Mercer with a Code Section 401(k) arrangement (the "BUYER'S 401(K) PLAN") and, as soon as practicable after the Closing Date, the Seller shall transfer to the Buyer's 401(k) Plan all of the assets and liabilities pertaining to employees and former employees of Mercer from the Sovereign 401(k) Plan (the "SOVEREIGN 401(K) PLAN"). The Buyer shall establish the Buyer's 401(k) Plan on terms substantially equivalent to the Sovereign 401(k) Plan. With respect to notes evidencing plan loans, the Sovereign 401(k) Plan will assign such notes to the Buyer's 401(k) Plan. The interests transferred to the Buyer's 401(k) Plan shall be fully vested effective for periods after the Closing Date or as otherwise provided pursuant to the applicable plan. Current Employees shall cease to make contributions or have contributions made on their behalf under the Sovereign 401(k) Plan. The Seller will cause the Sovereign 401(k) Plan to vest fully all Current Employees in their benefits under such plan, determined as of the Closing Date.

               (ii) WELFARE BENEFITS PROVIDED BY THE SELLER. Effective as of the Closing Date and through December 31, 1998, Seller shall maintain the Current Employees of Mercer who are retained as employees of Mercer after the Closing Date on the Welfare Benefits Plans of Seller (as set forth on Schedule 4(q) of the Disclosure Schedule) without any change in terms of such Plans. Seller shall bill Buyer for the Mercer employees' share of premium costs and expenses from the Closing Date through December 31, 1998 pursuant to Seller's normal procedures. Effective as of January 1, 1999, the Buyer shall establish or designate a plan or plans to provide welfare benefits (but not retiree medical or life insurance) for Mercer's employees as of that date (collectively, the "BUYER'S WELFARE BENEFITS PLANS"). The Buyer's Welfare Benefits Plans shall provide benefits that are reasonably similar to the benefits provided under the Welfare Benefits Plans of Seller. The Buyer shall cause the Buyer's Welfare Benefits Plans to waive any waiting period and restrictions or limitations for preexisting conditions with respect to Mercer employees. In addition, effective as of the Closing Date and through December 31, 1998, Seller shall be responsible for the administration of "COBRA" for any Current Employee eligible for such benefits on or after the Closing Date and through December 31, 1998. Effective as of January 1, 1999, the Buyer shall be responsible for the administration of "COBRA" for any Mercer employee eligible for such benefits on or after January 1, 1999.

               (iii) BACK SERVICE CREDIT. Service of each Current Employee shall be recognized by the Buyer's pension plans, the Buyer's 401(k) Plan and the Buyer's Welfare Benefit Plans for all purposes, including, without limitation, vesting, eligibility for benefits and level of benefits but not benefit accrual or optional forms of payment.

          (h) DISABILITY WORKERS' COMPENSATION. To the extent commercially feasible, the Buyer and its plans shall assume all responsibility for unpaid workers' compensation, short-term disability and long-term disability incurred by a Current Employee after the Closing Date. Any Current Employee on short-term disability on the Closing Date shall continue short-term disability coverage under Seller's Plan for the duration of the coverage period.

          (i) SEVERANCE POLICY. The Buyer shall establish and maintain, for the period commencing on the Closing Date and terminating not less than one (1) year following the Closing Date, a severance policy for Mercer which provides severance benefits to the Current Employees who are retained by Mercer following the Closing Date which are substantially similar to the severance benefits described on SCHEDULE 6(I) of the Disclosure Schedule; PROVIDED THAT nothing in this Agreement shall require the Buyer to retain any Current Employee or prevent the Buyer from terminating any Current Employee at any time to the extent not inconsistent with applicable Law. The Buyer shall indemnify the Seller against any and all Adverse Consequences the Seller may suffer after the Closing Date as a result of Buyer's termination after the Closing Date of any Current Employee who was retained by Mercer following the Closing Date.

          (j) COLLECTIVE BARGAINING AGREEMENT. The Buyer agrees to be bound by the terms and conditions of the collective bargaining agreement covering employees of Mercer described on SCHEDULE 4(p)(ii) of the Disclosure Schedule and to continue to provide any compensation or employee benefits required to be provided under the terms of Mercer's collective bargaining agreement.

     7.   CONDITIONS TO OBLIGATIONS TO CLOSING.

          (a) CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction or waiver of the following conditions:

               (i)  the representations and warranties set forth in
     Section 3(a) and Section 4 above shall be true and correct in all Material respects at and as of the Closing Date;

               (ii) the Seller shall have performed and complied with all of its covenants hereunder in all Material respects through the Closing;

               (iii) Mercer shall have procured all necessary third party consents specified in SECTION 5(B) above;

               (iv) no action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction wherein an unfavorable judgment order, decree, stipulation, injunction or charge would
     (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (C) affect adversely the right of the Buyer to own, operate or control the Mercer Shares or Mercer (and no such judgment order, decree, stipulation, injunction or charge shall be in effect);

               (v) the Seller shall have delivered to the Buyer a certificate (without qualification as to knowledge or Materiality or otherwise) to the effect that each of the conditions specified above in SECTION 7(a)(i)-
     (iv) is satisfied in all respects;

               (vi) the acquisition by the Buyer of the Mercer Shares shall represent one hundred percent (100%) of the issued and outstanding capital stock of Mercer and all of the Mercer Shares shall be free and clear of any Security Interests or other liens, claims or encumbrances of any nature whatsoever;

               (vii) the Parties and Mercer shall have received all other authorizations, consents and approvals of Governmental Bodies including such authorizations, consents or approvals required under the HSR Act and set forth in the Disclosure Schedule;

               (viii) the Buyer shall have received from counsel to the Seller an opinion with respect to the matters set forth in EXHIBIT B attached hereto, addressed to the Buyer and Buyer's financing sources and dated as of the Closing Date;

               (ix) the Buyer shall have received the resignations, effective as of the Closing, of (A) each director of Mercer and (B) each officer of Mercer designated by the Buyer, in each case prior to the Closing;

               (x) no Material Adverse Change shall have occurred in Mercer's Business or its future prospects;

               (xi) all funded indebtedness of Mercer shall have been paid in full prior to or at the Closing and all Security Interests in the Shares and in any assets of Mercer except Permitted Liens shall have been fully released of record to the satisfaction of the Buyer and all mortgages and Uniform Commercial Code financing statements covering such funded indebtedness shall have been terminated or the Buyer shall be reasonably satisfied that all such Security Interests will be fully released of record within three (3) days thereafter;

               (xii) all appropriate corporate and shareholder authorizations of Mercer shall have been obtained;

               (xiii) except as set forth on the Disclosure Schedule, since August 5, 1997, Mercer shall not have transferred, conveyed, disposed of and/or sold any of Material assets, except in the Ordinary Course of Business; and

               (xiv) On or before March 13, 1998, Seller shall have delivered to Buyer the Final Audited Financial Statements, which shall not change from the Draft Statements except for the allocation of goodwill amortization and the tax implications related thereto.

          The Buyer may waive any condition specified in this SECTION 7(A) if it executes a writing so stating at or prior to the Closing.

          (b) CONDITIONS TO OBLIGATIONS OF THE SELLER. Obligations of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction or waiver of the following conditions:

               (i)  the representations and warranties set forth in
     Section 3(b) above shall be true and correct in all Material respects at and as of the Closing Date;

               (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all Material respects through the Closing;

               (iii) no action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction wherein an unfavorable judgment order, decree, stipulation, injunction or charge would
     (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such judgment order, decree, stipulation, injunction or charge shall be in effect);

               (iv) the Buyer shall have delivered to the Seller a certificate (without qualification as to knowledge or Materiality or otherwise) to the effect that each of the conditions specified above in SECTION 702)(i)-(iii) is satisfied in all respects;

               (v) the Parties and Mercer shall have received all other authorizations, consents, and approvals of Governmental Bodies including such authorizations, consents and approvals required under the HSR Act and set forth in the Disclosure Schedule;

               (vi) the Seller shall have received from counsel to the Buyer an opinion with respect to the matters set forth in EXHIBIT C attached hereto, addressed to the Seller and dated as of the Closing Date;

               (vii) the Buyer shall have delivered to the Seller a certificate of Buyer addressed to Laporte Inc. pursuant to which Buyer agrees to be bound by the provisions of Section 8.4(a)(viii) of that certain Stock Purchase Agreement dated May 22, 1997, as amended, among Laporte Inc., Seller and Sovereign Specialty Chemicals, L.P.; and

               (viii) all actions to be taken by the Buyer in connection with the consummation of the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

          The Seller may waive any condition specified in this SECTION 7(b) if it executes a writing so stating at or prior to the Closing.

     8.   REMEDIES FOR BREACH OF THIS AGREEMENT.

          (a) SURVIVAL. All of the representations and warranties of the Seller contained in SECTION 4 above (other than the representations and warranties of the Seller contained in SECTIONS 4(b), (h), (r), (u) and (z) above) shall survive the Closing hereunder (even if the Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of the Closing) and continue in full force and effect until the 90th day after receipt by the Buyer of audited financial statements of Mercer for the fiscal year ending December 31, 1998, but in no event later than June 30, 1999. The representation and warranty of the Seller contained in SECTION 4(r) shall survive the Closing hereunder (even if the Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of the Closing) and continue in full force and effect until the 90th day after receipt by the Buyer of audited financial statements of Mercer for the fiscal year ending December 31, 1999, but in no event later than June 30, 2000. The other representations, warranties, and covenants of the Parties contained in this Agreement (including the representations and warranties of the Seller contained in SECTION 3(a) and SECTIONS 4(b), (h), (u) and (z) above and the representations and warranties of the Buyer contained in SECTION 3(b) above) shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of the Closing) and continue in full force and effect until the expiration of the applicable statute of limitations.

          (b)  INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.

               (i) In the event the Seller breaches any of its representations, warranties, agreements and covenants contained herein (other than those contained in SECTION 3(A) above), and provided that the particular representation, warranty, agreement or covenant survives the Closing and that the Buyer makes a written claim for indemnification against the Seller pursuant to SECTION 10(G) below within the applicable survival period, then the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of the applicable survival period; PROVIDED THAT the Buyer asserted its claim for indemnification prior to the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of or caused by the breach; PROVIDED, HOWEVER, that the Seller shall not have any obligation to indemnify the Buyer from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of or caused by the breach of any representation or warranty of the Seller contained in SECTION 4 above (A) until the Buyer has suffered by reason of any breaches aggregate losses in excess of a $250,000 threshold (at which point the Seller will be obligated to indemnify the Buyer from and against all aggregate losses in excess of $25,000) and (B) if the Seller has already paid any claims for indemnification pursuant to this
     Section 8(b)(i) in excess of $5,000,000 (or the Purchase Price, as adjusted, in the case of Sections 4(b), (h), and (u)) individually or in the aggregate (after which point the Seller shall have no obligation to indemnify the Buyer from and against further such Adverse Consequences). Notwithstanding anything herein to the contrary, it is understood and agreed that the disclosures relating to environmental matters on
     Schedule 4(r) are included herein for informational purposes only and shall not be deemed to qualify or otherwise alter, affect or limit the representations and warranties made by the Seller in Section 4(r) hereof (and any purported breach of the representation and warranty contained in Section 4(r) shall be tested without regard to such disclosures relating to environmental matters on Schedule 4(r) for purposes of Section 8(b)). Notwithstanding anything herein to the contrary, it is understood and agreed that Seller will not be liable to Buyer for any breach of the representations and warranties contained in Sections 4(w) and 4(x) above to the extent that an appropriate adjustment to Mercer's accounts receivables or inventory entries to the Net Working Capital of Mercer at Closing has been made.

               (ii) In the event any Seller breaches any of its representations and warranties contained in SECTION 3(A) herein and provided that the Buyer makes a written claim for indemnification against such Seller pursuant to SECTION 10(G) below within the applicable survival period, then the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of the applicable survival period; PROVIDED THAT the Buyer asserted its claim for indemnification prior to the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of or caused by the breach; PROVIDED, HOWEVER, that the Seller shall not have any obligation to indemnify the Buyer from and against any Adverse Consequences resulting from, arising out of, relating to or caused by the breach of any representation or warranty of the Seller contained in SECTION 3(a) if the Seller has already paid any claims for indemnification pursuant to this SECTION 8(b)(ii) in excess of the Purchase Price, as adjusted.

               (iii) The Seller agrees to indemnify the Buyer from and against the entirety of any brokerage fees or investment banking commissions due by the Seller or Mercer by reason of the transactions contemplated by this Agreement.

               (iv) Seller shall indemnify Buyer and Mercer for (A) breaches of any representations and warranties in Section 4(h)(iv), (v) and (vi), (B) all liability for Taxes of the Seller and its subsidiaries, including Mercer, for all Pre-Closing Tax Periods and for the portion of all Straddle Periods that ends on the Closing Date, (C) all Section 338 Taxes other than Section 338 Delta and (D) all liability for reasonable legal and accounting fees and expenses incurred with respect to any item indemnified pursuant to clauses (A), (B) and (C) above. The indemnification obligations of the parties set forth in this subsection
     (iv) shall survive until the expiration of the applicable statute of limitations relating to the Taxes that are the subject of the indemnification obligation.

               (v) The Seller shall be liable for, and hereby agrees to indemnify, the Buyer for and all liability associated, directly or indirectly, with the stay-on bonuses.

               (vi) Seller shall be liable for, and hereby agrees to indemnify, subject to the dollar limitations of Section 8(b)(i), the Buyer, its successors, and successors in interest, from and against the entirety of any Adverse Consequences the Buyer, its successors, and successors in interest may suffer resulting from, arising out of, or relating to liability attributable to Laporte Inc. or any of its affiliates in respect to any contamination of the Real Property or facility thereon with hazardous materials, the existence, storage or presence of hazardous materials in, on or under the facility or the buildings, structures and all other improvements on any portion of such Real Property or the emission, disposal, deposit, release or discharge of hazardous materials (whether on or off such Real Property or facility).

          (c) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLER. In the event the Buyer breaches any of its representations, warranties and covenants contained herein, and provided that the particular representation, warranty or covenant survives the Closing and that the Seller make a written claim for indemnification against the Buyer pursuant to SECTION 10(g) below within the applicable survival period, then the Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification, (including any Adverse Consequences the Seller may suffer after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of or caused by the breach; PROVIDED, HOWEVER, that the Buyer shall not have any obligation to indemnify the Seller from and against any Adverse Consequences resulting from, arising out of, relating to or caused by the breach of any representation or warranty of the Buyer contained in SECTION 3(b) if the Buyer has already paid any claims for indemnification pursuant to this SECTION 8(c) in excess of the Purchase Price, as adjusted. In addition, Buyer shall indemnify Seller for (A) all liability for Taxes of the Buyer and its subsidiaries, including Mercer, for all Post-

Closing Tax Periods and for the portion of all Straddle Periods after the Closing Date, (B) all Section 338 Delta and (C) all liability for reasonable legal and accounting fees and expenses incurred with respect to any item indemnified pursuant to clauses (A) and (B) above. The indemnification obligation of Buyer set forth in the previous sentence shall survive until the expiration of the applicable statute of limitations relating to the Taxes that are the subject of the indemnification obligation.

          (d) MATTERS INVOLVING THIRD PARTIES. If any third party shall notify any Party (the "INDEMNIFIED PARTY") with respect to any matter which may give rise to a claim for indemnification against any other Party (the "INDEMNIFYING PARTY") under this SECTION 8, then the Indemnified Party shall notify in writing each Indemnifying Party thereof promptly; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is damaged and prejudiced from adequately defending such claim. In the event any Indemnifying Party notifies the Indemnified Party within 30 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, (i) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may retain separate co-counsel at its sole cost and expense and (iii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld unreasonably). In the event no Indemnifying Party notifies in writing the Indemnified Party within thirty (30) days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, however, the Indemnified Party may defend against or enter into any settlement with respect to, the matter in any manner it reasonably may deem appropriate. At any time after commencement of any such action, any Indemnifying Party may request an Indemnified Party to accept a bona fide offer from the other Party(ies) to the action for a monetary settlement payable solely by such Indemnifying Party (which does not burden or restrict the Indemnified Party nor otherwise prejudice him or her) whereupon such action shall be taken unless the Indemnified Party determines that the dispute should be continued, the Indemnifying Party shall be liable for indemnity hereunder only to the extent of the lesser of (A) the amount of the settlement offer or (B) the amount for which the Indemnified Party may be liable with respect to such action. In addition, the Party controlling the defense of any third party claim shall deliver or cause to be delivered, to the other Party copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of the third party claim, and timely notices of, and the right to participate in (as an observer) any hearing or other court proceeding relating to the third party claim.

          (e) DETERMINATION OF LOSS. The Parties shall make appropriate adjustments for Tax benefits and insurance proceeds (reasonably certain of receipt and utility in each case) in determining the amount of any Adverse Consequence or loss for purposes of this SECTION 8.

          (f) EXCLUSIVE REMEDY. Except as set forth in SECTION 8(h), the Parties acknowledge and agree that the foregoing indemnification provisions in this SECTION 8 shall be the exclusive remedy of the Parties for any breach of the representations and warranties of the Parties contained in SECTION 3 or SECTION 4 of this Agreement.

          (g) PAYMENT. The Indemnifying Parties shall promptly pay to the Indemnified Party as may be entitled to indemnity hereunder in cash the amount of any Adverse Consequences to which such Indemnified Party may become entitled to by reason of the provisions of this Agreement.

          (h)  RESERVATION AND NONWAIVER OF RIGHTS AND REMEDIES.
Notwithstanding any other provision of this Agreement, the Parties reserve, and this Agreement is without prejudice to, any rights or remedies the Parties have or may have against each other under any state or federal statutory or common law.

          (i) ARBITRATION WITH RESPECT TO CERTAIN INDEMNIFICATION MATTERS. The Parties agree to submit to arbitration, in accordance with these provisions, any disputed claim or controversy arising from or related to the alleged breach of this Agreement or any disputed indemnification claim made pursuant to this SECTION 8. The Parties further agree that the arbitration process agreed upon herein shall be the exclusive means for resolving all disputes made subject to arbitration herein, but that no arbitrator shall have authority to expand the scope of these arbitration provisions. Any arbitration hereunder shall be conducted under the procedures of the American Arbitration Association (AAA). Either Party may invoke arbitration procedures herein by written notice for arbitration containing a statement of the matter to be arbitrated. The Parties shall then have fourteen (14) days in which they may identify a mutually agreeable, neutral arbitrator who, in the case of any arbitration the subject matter of which is related to accounting matters, shall have extensive knowledge of accounting matters. After the fourteen (14) day period has expired, the Parties shall prepare and submit to the AAA a joint submission, with each Party to contribute half of the appropriate administrative fee. In the event the Parties cannot agree upon a neutral arbitrator within fourteen (14) days after written notice for arbitration is received, their joint submission to the AAA shall request a panel of three arbitrators who are practicing attorneys with professional experience in the field of corporate law, and the Parties shall attempt to select an arbitrator from the panel according to AAA procedures. Unless otherwise agreed by the Parties, the arbitration hearing shall take place in Chicago, Illinois, at a place designated by the AAA. All procedures hereunder shall be confidential. Each Party shall be responsible for its costs incurred in any arbitration, and the arbitrator shall not have authority to include all or any portion of said costs in an award, regardless of' which Party prevails. The arbitrator may include equitable relief. Any arbitration awarded shall be accompanied by a written statement containing a summary of the issues in controversy, a description of the award, and an explanation of the reasons for the award. The arbitration will be subject to the following conditions:

               (i) that each party shall be entitled to discovery pursuant to the Federal Rules of Civil Procedure and Federal Rules of Evidence;

               (ii) that evidence shall be competent only if it is admissible in evidence, under the Federal Rules of Civil Procedure and Federal Rules of Evidence; and

               (iii) that the losing Party shall pay the reasonable legal fees and costs of the prevailing Party, as shall be determined by the arbitrator.

          (j) ADJUSTMENT TO PURCHASE PRICE. Any payment under this Section 8 shall be treated for tax purposes as an adjustment of the Purchase Price to the extent such characterization is proper and permissible under relevant Tax authorities, including court decisions, statutes, regulations and administrative promulgations.

     9.   TERMINATION.

          (a) TERMINATION OF AGREEMENT. The Parties may terminate this Agreement as provided below:

               (i) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

               (ii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing in the event the Seller is in breach of any representation, warranty or covenant contained in this Agreement and such breach has not been cured within fifteen (15) days of written notice thereof, and the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing in the event the Buyer is in breach of any representation, warranty or covenant contained in this Agreement and such breach has not been cured within fifteen (15) days of written notice thereof;

               (iii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing if the Closing shall not have occurred on or before April 30, 1998 by reason of the failure of any condition precedent under SECTION 7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty or covenant contained in this Agreement); or

               (iv) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing if the Closing shall not have occurred on or before April 30, 1998 by reason of the failure of any condition precedent under SECTION 7(b) hereof (unless the failure results primarily from the Seller itself breaching any representation, warranty or covenant contained in this Agreement).

          Nothing contained in this SECTION 9(a) shall alter, affect, modify or restrict either Parties' rights to rely on and/or seek indemnification for a breach of any of the representations and warranties and/or conditions or covenants of any of the Parties contained in this Agreement.

          (b) EFFECT OF TERMINATION. If either the Buyer or the Seller terminates this Agreement pursuant to SECTION 9(a) above, all obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party.

     10.  MISCELLANEOUS.

          (a) PRESS RELEASES AND ANNOUNCEMENTS. Except as may be required by applicable securities laws or stock exchange requirements, no Party shall issue any press release or announcement relating to the subject matter of this Agreement prior to, at or about the Closing without the prior written approval of the Buyer and the Seller, which written approval will not be unreasonably withheld; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party will advise the other Parties prior to making the disclosure).

          (b) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

          (c) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof.

          (d) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his, her or its rights, interests or obligations hereunder without the prior written approval of the Buyer and the Seller; PROVIDED, HOWEVER, that the Buyer may (i) assign any or all of its rights and interests hereunder to a wholly-owned Subsidiary and (ii) assign its rights to indemnity hereunder as additional collateral to its lenders.

          (e) FACSIMILE/COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any Party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

          (f) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (g) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

          If to Mercer or the Seller:

               C/O Sovereign Specialty Chemicals, Inc.
               W. Washington Street
               Suite 2200
               Chicago, Illinois  60606
               Attn: Lowell Johnson
                     Chief Financial Officer
               Tel:  (312) 419-7100
               Fax:  (312) 419-7151

          with a copy to:

               Christopher J. Hagan, Esq.
               Hogan & Hartson, L.L.P.
               555 Thirteenth Street, N.W.
               Washington, D.C.  20004
               Tel:  (202) 637-5771
               Fax:  (202) 637-5910

          If to the Buyer:

               Burke Industries, Inc.
               2250 South Tenth Street
               San Jose, California  95112
               Attn: Rocco C. Genovese
                     President and Chief Executive Officer
               Tel: (408) 297-3500
               Fax: (408) 995-5163

          with a copy to:

               Kenneth M. Doran, Esq.
               Gibson, Dunn & Crutcher LLP
               333 South Grand Avenue
               Los Angeles, California  90071
               Tel:  (213) 229-7537
               Fax:  (213) 229-7520

               J.F. Lehman & Company
               450 Park Avenue, Sixth Floor
               New York, New York 10022
               Attn: Donald P. Glickman
                     Partner
               Tel:  (212) 634-0100
               Fax:  (212) 634-1155

          Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, facsimile, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

          (h) SUBMISSION TO JURISDICTION. This Agreement and the rights and obligations of the Seller and the Buyer hereunder shall be construed in accordance with and be governed by the laws (and not the conflict of laws) of the State of Delaware. Except as provided in SECTION 8(i), any legal action or proceeding against the Seller with respect to this Agreement may be brought and enforced in a federal or state court located in the Northern District of Illinois, and by execution and delivery of this Agreement, each of the Seller and the Buyer hereby irrevocably accepts for itself and in respect of its property, generally, irrevocably and unconditionally, the jurisdiction of the aforesaid courts. Each of the Seller and the Buyer agree that a judgment, after exhaustion of all available appeals, in any such action or proceedings shall be conclusive and binding upon them, and may be enforced in any other jurisdiction by a suit upon such judgment, a certified copy of which shall be conclusive evidenced of this judgment. The Seller hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof at 208 S. La Salle Street, Chicago, Illinois 60604, so long as this Agreement is outstanding, as its designee, appointee and Agent with respect to any action or proceeding to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any mid all legal process, summons, notices and documents which may be served in any such action or proceeding and agree that the failure of any such agent to give any advice or any service of process to the Seller shall not impair or affect the validity of such service or of any judgment based thereon. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Seller agree to designate a new designee, appointee and agent in the State of Illinois on the terms and for the purposes of this provision satisfactory to the Buyer. Each of the Seller and the Buyer further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Seller or Buyer, as the case may be, at its address set forth in SECTION 10(g) hereof, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Buyer to serve process or to commence legal proceedings or otherwise proceed against the Seller in any other manner permitted by law. Each of the Seller and the Buyer hereby waives irrevocably, to the fullest extent permitted by law, any objection to the laying of venue in Chicago, Illinois or any claim of inconvenient forum in respect of any such action in Chicago, Illinois to which it might otherwise now or hereafter be entitled in any actions arising out of or based on this Agreement.

          (i) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          (j) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          (k) EXPENSES. Each of the Parties and Mercer will bear his, her or its own costs and expenses (including legal fees and expenses and investment banking fees) incurred in connection with this Agreement and the transactions contemplated hereby. Except as paid out of cash of Mercer prior to the Closing Date, the Seller acknowledges and agrees that Mercer has not borne or will bear any of the Seller's costs and expenses (including any of its legal fees and expenses and investment banking fees or liability for (or otherwise associated with) stay-on bonuses) in connection with this Agreement or any of the transactions contemplated hereby.

          (l) CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant relating to the same subject matter as any other representation, warranty or covenant (regardless of the relative levels of specificity) which the Party has not breached, it shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

          (m) INCORPORATION OF EXHIBITS, ANNEXES AND SCHEDULES. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          (n) SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                                BUYER:

                                BURKE INDUSTRIES, INC.


                                By:    /S/ ROCCO C. GENOVESE
                                   ------------------------------
                                   Name:  ROCCO C. GENOVESE
                                         ------------------------
                                   Title: PRESIDENT & CEO
                                         ------------------------

                                MERCER:

                                MERCER PRODUCTS COMPANY, INC.


                                By:    /S/ ROBERT B. COVALT
                                   ------------------------------
                                   Name:  ROBERT B. COVALT
                                         ------------------------
                                   Title: CHAIRMAN
                                         ------------------------

                                SELLER:

                                SOVEREIGN SPECIALTY CHEMICALS, INC.

                                By:    /S/ ROBERT B. COVALT
                                   ------------------------------
                                   Name:  ROBERT B. COVALT
                                         ------------------------
                                   Title: CHAIRMAN, PRESIDENT AND CEO
                                         ------------------------

BURKE INDUSTRIES, INC.
ANNEX 1 - List of Management Bonuses paid at Closing



          Rocco Genovese                            $168,000
          Reed Wolthausen                            112,000
          David Worthington                           70,000
          Robert Pitman                               50,000
          Robert Harrison                             50,000
          Hisham Alameddine                           40,000
          Craig Carnes                                40,000
          Robert Engle                                40,000
          Tom Sobol                                   20,000
          Roseann Dybas                               10,000
                                                 -------------
                                                    $600,000
                                                 -------------
                                                 -------------


                                    SCHEDULE 4(c)

                         AUTHORITY, APPROVALS AND CONSENTS


1. Consent of RTC Properties, Inc. under the Agreement of Lease dated December 1, 1988 between RTC Properties, Inc. and Mercer.*

     - Extension and First Amendment of Lease dated January 13, 1994 between RTC Properties, Inc. and Mercer.

     - Extension and Second Amendment of Lease dated January 23, 1995 between RTC Properties, Inc. and Mercer.

     - Extension and Third Amendment of Lease dated March 26, 1997 between RTC Properties, Inc. and Mercer.

2. Consent of the Childs Family Trust u/t/a and A.G. Gardner Family Trust u/t/a under the Standard Industrial/Commercial Single-Tenant Lease-Gross dated June 22, 1994 between The Childs Family Trust u/t/a of April 30, 1981 and The A.G. Gardner Family Trust u/t/a of March 3, 1981 dba LANDCO and Mercer.*

3. Consent of Chase Manhattan Bank pursuant to that certain Amended and Restated Credit Agreement dated August 5, 1997 pursuant to which Mercer is a party.



GENERAL

     Amendments to or filings with respect to permits may have to be made as a result of consummation of the Closing.

                                   SCHEDULE 4(d)

                                    SUBSIDIARIES


Mercer Products Company, Inc. owns one (1) share of Pine Meadows Golf Estates, Inc./Stock Certificate NO. 1445 issued April 29, 1986. This share is owned in connection with a country club membership.

                                   SCHEDULE 4(e)

                         EXCEPTIONS TO FINANCIAL STATEMENTS


     The Financial Statements fairly present the financial condition of Mercer except as set forth below:

          1. The Most Recent Financial Statements (the period from August 5, 1997 thorough December 31, 1997) which have been prepared in accordance with GAAP may not be consistent with prior periods.

          2. The Most Recent Financial Statements have been prepared on Sovereign's basis of accounting in accordance with GAAP. However, the Financial Statements prior to August 5, 1997 (i.e., during the ownership by Laporte PLC) (the "Laporte Financial Statements"), were accounted for on Laporte PLC's basis of accounting (i.e., based on Laporte PLC's cost of its acquisition) and reflecting Laporte PLC's accounting policies and procedures.

          3. The information contained in the Laporte Financial Statements was prepared based on Mercer's internal accounting records and do not include (i) United States/United Kingdom GAAP adjustments and (ii) push-down accounting for goodwill, debt and income taxes.

          4. Certain of the expenses recognized by Mercer as allocated by Laporte PLC in the Laporte Financial Statements may or may not reflect the true operating expenses that Mercer would have incurred had it operated as a stand-alone entity during such time periods.

                                    SCHEDULE 4(f)

                                    CERTAIN EVENTS


4(e)(ii) Bayshore Vinyl Compounds Inc. supply contract for vinyl dated January 1, 1998.

4(e)(iii) Termination of contract with AlphaGary Corporation pursuant to settlement letter dated February 4, 1998.

                                    SCHEDULE 4(h)

                                     TAX MATTERS


1. Prior to August 5, 1997, Mercer was included in the consolidated federal income tax returns filed by the group of Laporte Inc. Prior to January 1, 1996, Mercer was included in an affiliated group filing consolidated federal income tax returns of which Evode U.S.A., Inc. was the common parent (the "EVODE GROUP").

2. The Evode Group's federal income tax returns have been audited through the period ending December 31, 1993. Amended California, Florida, New Jersey, and North Carolina state income tax returns reflecting those adjustments are being prepared for Mercer for the year ended October 31, 1992.

3. The statute of limitations for Laporte Inc.'s consolidated federal tax return for the year ended December 31, 1993 has been extended to December 31, 1997.

                                    SCHEDULE 4(j)

                                    REAL PROPERTY

OWNED BY MERCER

     1.   37235 State Road 19, Umatilla, Florida  32784


LEASED BY MERCER

     1. Standard Industrial/Commercial Single-Tenant Lease-Gross dated June 22, 1994 between The Childs Family Trust u/t/a of 4/30/81 and The A.G. Gardner Family Trust u/t/a of 3/5/81 dba LANDCO and Mercer.

     2. Agreement of Lease dated December 1, 1988 between RTC Properties, Inc. and Mercer.

          - Extension and First Amendment of Lease dated January 13, 1994 between RTC Properties, Inc. and Mercer.

          - Extension and Second Amendment of Lease dated January 23, 1995 between RTC Properties, Inc. and Mercer.

          - Extension and Third Amendment of Lease dated March 27, 1997 between RTC Properties, Inc. and Mercer.

                                    SCHEDULE 4(k)

                                INTELLECTUAL PROPERTY

PATENTS:

     None.

TRADEMARKS

-    DOCKSIDERS & DESIGN
          US Trademark Registration No. 1,372,591
          Registered November 26, 1985
          Expires November 26, 2005

-    MAXXI-TREAD
          US Trademark Registration No. 1,355,586
          Registered August 20, 1985
          Expires August 20, 2005

-    MERCER FRICTION GRIP
          US Trademark Registration No. 861,475
          Registered December 3, 1968
          Renewed September 19, 1989

-    MERCER & DESIGN
          US Trademark Registration No. 1,810,789
          Registered December 14, 1993
          Expires December 14, 2003

-    MERCER
          US Trademark Registration No. 1,851,484
          Registered August 30, 1994
          Expires August 30, 2004

-    MIRROR-FINISH
          US Trademark Registration No. 1,782,795
          Registered July 20, 1993
          Expires July 20, 2003

-    RUBBERLYTE
          US Trademark Registration No. 1,524,506
          Registered February 14, 1989
          Expires February 14, 2009

-    RUBBERMYTE
          US Trademark Registration No. 1,641,500
          Registered July 23, 1991
          Expires July 23, 2001

-    UNICOLOR
          US Trademark Registration No. 1,829,424
          Registered April 5, 1994
          Expires April 5, 2004


LICENSES

- Pursuant to the Tamms Supply Agreement dated March 4, 1997, Mercer granted Tamms Acquisition Corporation a royalty-free license to use the polymer and know-how to manufacture certain waterstop products.

- Pursuant to the Segue Manufacturing, Distribution and Sales Sublicensing Agreement dated November 5, 1997, Segue, Inc. granted Mercer a sublicense to manufacture, distribute, sell and export the Step Loc II carpet base.


- Pursuant to the License Agreement dated December 5, 1997 with Future Industries Corporation, Future licensed to Mercer the right to manufacturer and sell flexible transition mouldings.

                                    SCHEDULE 4(l)

                                     WARRANTIES

                None.  See attached for a description of warranty
             claims against Mercer in the aggregate amount of $34,460.

                                    SCHEDULE 4(m)

                                  MATERIAL CONTRACTS

1. Supply Agreement dated March 4, 1997 between Mercer and Tamms Acquisition Corporation.

2. In connection with finding a buyer for Mercer, Laporte plc and Seller entered into various confidentiality agreements with potential buyers. Although these agreements are not in the name of Mercer, Seller has the right and will cause Laporte plc to reasonably cooperate with Mercer at Mercer's expense in enforcing such agreements for the benefit of Mercer.

3. The Biltrite Corporation Contract dated December 14, 1994 for the supply to Mercer of Private-label rubber stamp stair treads products.

4.   Master Truck Leases with Clark Rental Systems and Rollins Leasing Corp.

5.   Bayshore Vinyl Compounds Inc. supply contract to Mercer for PVC Compound.

6.   Purchase Order with OSI Sealants, Inc., an affiliate of Mercer.

7 Undertaking dated August 5, 1997 by Mercer, Evode-Tanner Industries, Inc. and Laporte Construction Chemicals North America, Inc. in favor of ATO Findley S.A.

8. Segue Manufacturing, Distribution and Sales Sublicensing Agreement dated November 5, 1997, between Segue, Inc. and Mercer.

9. Supply Agreement dated April 21, 1997 between American Biltrite (Canada) Ltd. and Mercer.

10 Non-Firm Electric Service Agreement dated May 20, 1996, between Florida Power Corporation and Mercer.

11. StarNet Sales Agreement dated December 5, 1996, between StarNet Commercial Flooring, Inc. and Mercer.

12. Non-Disclosure Agreement dated July 21, 1995, between Layman Plastics Corporation and Mercer.

13 Non-Disclosure Agreement dated July 21, 1995, between Polymer Recovery Corporation and Mercer.

14 Non-Disclosure Agreement with Benny Wood and Martin Anderson dated January 29, 1991.

SEE ALSO SCHEDULES 4(c) AND 4(p).

                                    SCHEDULE 4(n)

                                      INSURANCE


Insurance provided by Laporte Inc. prior to August 5, 1997:


 CLASS                     INSURER                    POLICY NO.
 -----                     -------                    ----------

 All Risks                 Royal & Sun Alliance       0741/89

 Global Primary Liability  Royal Insurance            As applicable

 Global DIC/DIL            Royal & Sun Alliance       YMM 817193

 Excess Layers             AIG Europe & Others        3200799696

                           Zurich Ins. & Others       16/50962896

                           XL Europe                  XLEXS-1

 Fidelity Guarantee        AIG Europe                 3171007393

 Directors & Officers      AIG Europe                 33001182

 Liability


The All Risks and Primary Liability policies are part of Global programs with local policies being issued by Royal & Sun Alliance, an affiliate of Laporte plc. Master policies in the UK provide DIC/DIL cover above the local policies


Insurance provided by Seller on and after August 5, 1997 is listed on the attached Summary of Insurance.

                           MERCER PRODUCTS COMPANY, INC.
                                      PROPERTY

NAMED
INSURED:            Mercer Products Company, Inc., A New Jersey Corporation

COMPANY:            National Union Fire Insurance Company of Pittsburgh, PA

POLICY NO.:         ST2604484

TERM:               August 4, 1997 to August 4, 1998

COVERAGE:           Property

LIMIT:              $29,246,701  Limit on:
                    Real and Personal Property,
                    Business Interruption,
                    Extra Expense,
                    Contingent Business Interruption,
                    Contingent Extra Expense for Chemical Manufacturers
                    $29,246,701  Boiler & Machinery Limit of Liability
                    BOILER & MACHINERY SUBLIMITS:
                    -----------------------------
                    $    50,000  Expediting Expenses Per Occurrence
                    $    50,000  Hazardous Substances Per Occurrence
                    $    50,000  Ammonia Contamination Per Occurrence
                    $    50,000  Water Damage Per Occurrence

DEDUCTIBLES
(PER OCCURRENCE):   $    15,000  Property EXCEPT

                    $    25,000  Earthquake

THE ABOVE SUMMARY IS PRESENTED AS A GENERAL COMMENTARY ON THE POLICY BUT IN NO WAY AMENDS OR REPLACES THE WORDING OF THIS POLICY. IN THE EVENT OF ANY DISCREPANCY BETWEEN THIS SUMMARY AND THE POLICY, THE POLICY WORDING WILL PREVAIL.
-------------------------------------------------------------------------------

                         MERCER PRODUCTS COMPANY, INC.
                                   PROPERTY

DEDUCTIBLES
(PER OCCURRENCE)
CONT.:              $    25,000 @ Locations:
                    - Mercer Products, 9070 Bridgeport, Rancho Cucamonga
                    California Earthquake - Business Interruption - 360 Hours

                    $    25,000  Flood (Property Damage)
                    FLOOD ZONE A (PROPERTY DAMAGE):
                    -------------------------------
                    2% of TIV at risk, but not less than $500,000
                    Contents/$500,000 Bldgs.
                    FLOOD ZONE B (BUSINESS INTERRUPTION): - 360 Hours
                    -------------------------------------
                    Windstorm:
                    2% of TIV at risk, but not less than $25,000

                    120 Hours Business Interruption
                    120 Hours Contingent Business Interruption
                    120 Hours Extra Expense
                    120 Hours Contingent Extra Expense

                    $  5,000  Transit
                    $  5,000  Fine Arts
                    $  5,000  EDP Equipment/Media

                    BOILER & MACHINERY DEDUCTIBLES:
                    -------------------------------
                    $ 15,000    Property Damage
                    120 Hours   Business Interruption/Extra Expense

SUBLIMTS:           $15,000,000 Annual Aggregate - Earthquake
                    $ 1,000,000 Annual Aggregate - California Earthquake
                                Excluding Unnamed or Newly Acquired Property
                    $15,000,000 Annual Aggregate - Flood
                    $10,000,000 Annual Aggregate - Flood Zone A
                            25% Annual Aggregate - Debris Removal - The greater
                                of or $1,000,000
                    $    25,000 Annual Aggregate - Pollution - Real & Personal
                                Property
                    $    25,000 Annual Aggregate - Business Interruption -
                                Pollution
                    $ 1,000,000 Per Occurrence - EDP Equipment/Media
                    $ 1,000,000 Per Occurrence - Transit

THE ABOVE SUMMARY IS PRESENTED AS A GENERAL COMMENTARY ON THE POLICY BUT IN NO WAY AMENDS OR REPLACES THE WORDING OF THIS POLICY. IN THE EVENT OF ANY DISCREPANCY BETWEEN THIS SUMMARY AND THE POLICY, THE POLICY WORDING WILL PREVAIL.
-------------------------------------------------------------------------------

                         MERCER PRODUCTS COMPANY, INC.
                                   PROPERTY

SUBLIMITS CONT.:   $  1,000,000   Per Occurrence - Newly Acquired Real &
                                  Personal Property with One Hundred and Eighty
                                  (180) day reporting excluding Flood and
                                  Earthquake
                   $  1,000,000   Per Occurrence - Valuable Papers
                   $    500,000   Per Occurrence - Personal Property at Unnamed
                                  Locations excluding Flood and Earthquake
                   $  1,000,000   Per Occurrence - Demolition
                   $  1,000,000   Per Occurrence - Increased Cost of
                                  Construction
                   $  1,000,000   Per Occurrence - Contingent Liability from the
                                  operation of building laws combined property
                                  damage/business Interruption
                   $  5,000,000   Per Occurrence - Off Premises Power
                                  Directly Supplying (Combined Property Damage/
                                  Business Interruption)
                   $  5,000,000   Extra Expense

COVERAGE
EXTENSIONS:        $    500,000   Newly Acquired EDP Equipment with One Hundred
                                  (100) Day Reporting Excluding Flood and
                                  Earthquake
                   $    250,000   Exhibition Floater
                   $     10,000   Trees, Shrubs and Plants
                   $  1,000,000   Unscheduled Contingent Business Interruption
                   $     25,000   Fire Department Service Charges
                   $  1,000,000   Expediting Expense Property
                   $  1,000,000   Temporary Removal
                   $    100,000   Inventory and Appraisals
                        14 Days   Interruption by Civil Authority
                   $  1,000,000   Rents and Rental Values/Lease Hold Interest
                   $  1,000,000   Fine Arts

VALUATION:         Property - Replacement Cost
                   Business Interruption - Actual Loss Sustained
                   Stock - Manufacturer's Selling Price

THE ABOVE SUMMARY IS PRESENTED AS A GENERAL COMMENTARY ON THE POLICY BUT IN NO WAY AMENDS OR REPLACES THE WORDING OF THIS POLICY. IN THE EVENT OF ANY DISCREPANCY BETWEEN THIS SUMMARY AND THE POLICY, THE POLICY WORDING WILL PREVAIL.
-------------------------------------------------------------------------------

                       MERCER PRODUCTS COMPANY, INC.
                           STATEMENT OF VALUES

                      MERCER PRODUCTS COMPANY
                      $ 12,702,990  Buildings, Machinery, Plant, Equipment and
                                    other Contents
                      $  3,050,000  Stock/Inventory
                      $ 13,493,711  Business Interruption
                       -----------
                      $ 29,246,701

THE ABOVE SUMMARY IS PRESENTED AS A GENERAL COMMENTARY ON THE POLICY BUT IN NO WAY AMENDS OR REPLACES THE WORDING OF THIS POLICY. IN THE EVENT OF ANY DISCREPANCY BETWEEN THIS SUMMARY AND THE POLICY, THE POLICY WORDING WILL PREVAIL.
-------------------------------------------------------------------------------

                           MERCER PRODUCTS COMPANY, INC.
                                 MOTOR TRUCK CARGO

NAMED
INSURED:       Mercer Products Company, Inc., A New Jersey Corporation

COMPANY:       Hartford Fire Insurance Company

POLICY NO.:    57MS FI6500

TERM:          October 14, 1997 to October 14, 1998

COVERAGE:      Motor Truck Cargo
               Risks of direct physical loss subject to policy terms, conditions and exclusions

LIMIT:         $ 100,000   Limit - Any One Truck

DEDUCTIBLE:    $   2,500

THE ABOVE SUMMARY IS PRESENTED AS A GENERAL COMMENTARY ON THE POLICY BUT IN NO WAY AMENDS OR REPLACES THE WORDING OF THIS POLICY. IN THE EVENT OF ANY DISCREPANCY BETWEEN THIS SUMMARY AND THE POLICY, THE POLICY WORDING WILL PREVAIL.
-------------------------------------------------------------------------------

                           MERCER PRODUCTS COMPANY, INC.
                       GENERAL LIABILITY/POLLUTION LIABILITY

NAMED
INSURED:       Mercer Products Company, Inc., A New Jersey Corporation

COMPANY:       American Int'l Specialty Lines Ins. Co. (Non-Admitted)
               AIG Group

POLICY NO.:    819 06 56

TERM:          August 4, 1997 to August 4, 1998

COVERAGE:      General Liability/Pollution Liability

LIMIT:         $ 2,000,000  General Aggregate Limit (Other than Prods/Comp. Ops)
               $ 2,000,000  Products/Completed Operations Aggregate Limit
               $ 1,000,000  Personal & Advertising Injury Limit
               $ 1,000,000  Pollution Legal Liability
               $ 1,000,000  Each Occurrence Limit (Coverages A, B, & C only)
               $   100,000  Fire Damage Limit
               $    10,000  Medical Expense

DEDUCTIBLE:    $    50,000  Deductible per loss applies to Coverage D
                            (Pollution Legal Liability)

SPECIAL
CONDITIONS:    Applicable to Coverages A, B, C:
               -  Total Pollution Exclusion
               -  Exclusion - Waste Disposal Sites
               -  Testing E&O Exclusion
               -  Radioactive Matter Exclusion
               -  Lead Exclusion
               -  Asbestos Exclusion
               -  Nuclear Energy Liability Exclusion
               -  Professional Liability Exclusion - All Professional Services
               -  Owned Underground Storage Tank Removal

THE ABOVE SUMMARY IS PRESENTED AS A GENERAL COMMENTARY ON THE POLICY BUT IN NO WAY AMENDS OR REPLACES THE WORDING OF THIS POLICY. IN THE EVENT OF ANY DISCREPANCY BETWEEN THIS SUMMARY AND THE POLICY, THE POLICY WORDING WILL PREVAIL.
-------------------------------------------------------------------------------

                         SOVEREIGN SPECIALTY CHEMICAL, INC.
                       GENERAL LIABILITY/POLLUTION LIABILITY

SPECIAL
CONDITIONS:    -  Owned Disposal Site Exclusion
               -  Employment Related Practice Exclusion
               -  Employee Bodily Injury Exclusion
               -  Blanket Additional Insured Endorsement
               -  Cancellation notice - 60 days except for non-pay
               -  Knowledge of Occurrence/Notice of Occurrence/Unintentional
                  E&O
               -  Cross Suits Exclusion
               -  Amendment to Pollution Exclusion with Products Exception

               APPLICABLE TO COVERAGE D (POLLUTION):
               ------------------------------------
               - Third party claims for off-site cleanup of new conditions, bodily injury and property damage.
               -  Retroactive Date:  8/1/97
               -  Covered manufacturing locations:
                  - Eutis, FL


THE ABOVE SUMMARY IS PRESENTED AS A GENERAL COMMENTARY ON THE POLICY BUT IN NO WAY AMENDS OR REPLACES THE WORDING OF THIS POLICY. IN THE EVENT OF ANY DISCREPANCY BETWEEN THIS SUMMARY AND THE POLICY, THE POLICY WORDING WILL PREVAIL.
-------------------------------------------------------------------------------

                           MERCER PRODUCTS COMPANY, INC.
                               COMMERCIAL AUTOMOBILE

NAMED
INSURED:       Mercer Products Company, Inc., A New Jersey Corporation

COMPANY:       AIG Environmental (AIG Group)

POLICY NO.:    CA2772058

TERM:          August 4, 1997 to August 4, 1998

COVERAGE:      Commercial Automobile

LIMIT:         $ 1,000,000  Combined Bodily Injury and Property Damage
               $ 1,000,000  Uninsured/Underinsured Motorists
                 Statutory  Personal Injury Protection
               $    10,000  Medical Payments
               $     1,000  Ded. Comprehensive and Collision on Private
                            Passenger Types
               $     1,000  Ded. Comprehensive and Collision on XHvy
                            Trucks

SPECIAL
CONDITIONS:    Automobile Endorsements:
               -  Applicable State Forms
               -  Drive Other Car Coverage
               -  MCS-90
               -  Composite Rate Endorsement
               -  Broad Form Named Insured
               -  Knowledge/Notice/Unintentional E&O/Cross Liability
                  Endorsement
               -  Independent Counsel Endorsement
               -  Misdelivery of Liquid Products

VEHICLES:      9 Private Passenger
               5 Heavy Tractors
               8 Trailers

THE ABOVE SUMMARY IS PRESENTED AS A GENERAL COMMENTARY ON THE POLICY BUT IN NO WAY AMENDS OR REPLACES THE WORDING OF THIS POLICY. IN THE EVENT OF ANY DISCREPANCY BETWEEN THIS SUMMARY AND THE POLICY, THE POLICY WORDING WILL PREVAIL.
-------------------------------------------------------------------------------

                           MERCER PRODUCTS COMPANY, INC.
                                 UMBRELLA LIABILITY

NAMED
INSURED:       Mercer Products Company, Inc., A New Jersey Corporation

COMPANY:       National Union Fire Insurance Company of Pittsburgh, PA

POLICY NO.:    BE3570117

TERM:          August 4, 1997 to August 4, 1998

COVERAGE:      Umbrella Liability

LIMIT:         $ 50,000,000  Each Occurrence for Bodily Injury and
                             Property Damage
               $ 50,000,000  General Aggregate
               $ 50,000,000  Products/Completed Operations Aggregate

DEDUCTIBLE:    $     25,000  Self-Insured Retention each occurrence that
                             is not covered by Underlying Insurance
SPECIAL
CONDITIONS:    -  Named Peril & Time Element (7/21) Pollution excess of a
                  $1,000,000 indemnity payments only retention each occurrence without aggregate
               -  Follow form Incidental Medical Malpractice Liability
                  Endorsement
               -  Follow form Employee Benefits Liability
               -  Uninsured Motorists Coverage Option
               -  Follow form Foreign Liability
               -  Notice of Occurrence
               -  Knowledge of Occurrence
               -  Unintentional Errors & Omissions
               -  MCS 90 as required
               It is also agreed that with respects to pollution liability coverage provided in the primary General Liability policy, defense expense is in addition to the limit of liability, subject to a sublimit of $250,000 annual aggregate.  This policy will recognize this fact and drop down over the possible reduced limit in the event of a loss(es) that would be covered under
               Named Peril and Time Element Pollution Endorsement.

THE ABOVE SUMMARY IS PRESENTED AS A GENERAL COMMENTARY ON THE POLICY BUT IN NO WAY AMENDS OR REPLACES THE WORDING OF THIS POLICY. IN THE EVENT OF ANY DISCREPANCY BETWEEN THIS SUMMARY AND THE POLICY, THE POLICY WORDING WILL PREVAIL.
-------------------------------------------------------------------------------

                           MERCER PRODUCTS COMPANY, INC.
                                  EXCESS LIABILITY

NAMED
INSURED:       Mercer Products Company, Inc., A New Jersey Corporation

COMPANY:       Zurich American Insurance Group

POLICY NO.:    EUO 2809339-N

TERM:          August 4, 1997 to August 4, 1998

COVERAGE:      Excess Liability

LIMIT:         $50,000,000  Per Occurrence
               $50,000,000  Products/Completed Operations Aggregate
               $50,000,000  General Aggregate except for Auto

               Excess of
               $50,000,000  Underlying Umbrella Policy

ADDITIONAL
ENDORSEMENTS:  -  Form - Pay on Behalf of
               -  Delete Non-Concurrency wording in Section III (a) (ii) and
                  VII.2
               -  Delete Item 7 of Declaration Page
               -  90 Days Notice of Cancellation
               -  Lead Exclusion

               General Aggregate applies separately in excess of each aggregate limit provided by the policy of policies listed in the schedule of underlying insurances, but Zurich will not provide unaggregated limits except for auto.

THE ABOVE SUMMARY IS PRESENTED AS A GENERAL COMMENTARY ON THE POLICY BUT IN NO WAY AMENDS OR REPLACES THE WORDING OF THIS POLICY. IN THE EVENT OF ANY DISCREPANCY BETWEEN THIS SUMMARY AND THE POLICY, THE POLICY WORDING WILL PREVAIL.
-------------------------------------------------------------------------------

                         MERCER PRODUCTS COMPANY, INC.
                           POLLUTION LEGAL LIABILITY

NAMED
INSURED:       Mercer Products Company, Inc., A New Jersey Corporation

COMPANY:       American International Specialty Lines Insurance Company

POLICY NO.:    PLS-8193264

TERM:          August 4, 1997 to August 4, 2002

COVERAGE:      Pollution Legal Liability

LIMIT:         $ 5,000,000      Each Incident Limit
               $ 5,000,000      Coverage Section Aggregate
               $ 5,000,000      Policy Aggregate Limit

DEDUCTIBLE:    $   500,000

SPECIAL
CONDITIONS:    Coverage Sections:

               C - 3rd Party Claims for On-Site Cleanup of Pre-Existing
                   Conditions
               G - 3rd Party Claims for Off-Site Cleanup of Pre-Existing
                   Conditions
               I - 3rd Party Claims for Off-Site Property Damage
               J - 3rd Party Claims for Off-Site Bodily Injury

               Covered Location Only:

                    37236 State Road 19, Eustis, FL


THE ABOVE SUMMARY IS PRESENTED AS A GENERAL COMMENTARY ON THE POLICY BUT IN NO WAY AMENDS OR REPLACES THE WORDING OF THIS POLICY. IN THE EVENT OF ANY DISCREPANCY BETWEEN THIS SUMMARY AND THE POLICY, THE POLICY WORDING WILL PREVAIL.
-------------------------------------------------------------------------------

                           MERCER PRODUCTS COMPANY, INC.
                             POLLUTION LEGAL LIABILITY

SUDDEN AND GRADUAL POLLUTION WILL BE COVERED USING AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY (AISLIC) FORM #67852 (5/97) MODIFIED AS
FOLLOWS:

1. No coverage will be provided for any underground storage tank(s) until satisfactory integrity testing results (AISLIC acceptable method) certifying that the tanks are tight to the NFPA standard of plus/minus 0.05 gph, are received, approved and on file with the underwriter. Coverage will only be provided for those underground storage tanks specifically scheduled onto the policy by endorsement.

2. No coverage will be provided for loss arising out of pollution conditions at or emanating from the covered locations occurring after August 4, 1997 (inception of the EAGLE policy bound by AIG Environmental's NYC underwriting office).

3. No coverage will be provided for loss arising out of pollution conditions at the 37235 State Road 19, Eustis, FL site as identified in the October 1996 Environmental Review performed by Delta Environmental:

          - lead contamination of soil and groundwater associated with the former cooling water discharge

          - lead and cadmium contamination of soil and groundwater related to baghouse operations

          - soil and groundwater contamination arising out of the former practice of using waste oil for on-site dust control


THE ABOVE SUMMARY IS PRESENTED AS A GENERAL COMMENTARY ON THE POLICY BUT IN NO WAY AMENDS OR REPLACES THE WORDING OF THIS POLICY. IN THE EVENT OF ANY DISCREPANCY BETWEEN THIS SUMMARY AND THE POLICY, THE POLICY WORDING WILL PREVAIL.
-------------------------------------------------------------------------------

                           MERCER PRODUCTS COMPANY, INC.
                             COMMERCIAL CRIME COVERAGE

NAMED
INSURED:       Mercer Products Company, Inc., A New Jersey Corporation

COMPANY:       National Union Fire Insurance Company of Pittsburgh, PA

POLICY NO.:    486 09 92

TERM:          August 4, 1997 to August 4, 1998

COVERAGE:      Commercial Crime Coverage

LIMIT:         $ 1,000,000 Limit of Liability (Insuring Agreements I-V)

DEDUCTIBLE:    $    25,000 Retention

THE ABOVE SUMMARY IS PRESENTED AS A GENERAL COMMENTARY ON THE POLICY BUT IN NO WAY AMENDS OR REPLACES THE WORDING OF THIS POLICY. IN THE EVENT OF ANY DISCREPANCY BETWEEN THIS SUMMARY AND THE POLICY, THE POLICY WORDING WILL PREVAIL.
-------------------------------------------------------------------------------

                           MERCER PRODUCTS COMPANY, INC.
                              PENSION TRUST LIABILITY

NAMED
INSURED:            Mercer Products Company, Inc., A New Jersey Corporation

COMPANY:            National Union Fire Insurance Company of Pittsburgh, PA

POLICY NO.:         486 09 94

TERM:               August 4, 1997 to August 4, 1998

COVERAGE:           Pension Trust Liability

LIMIT:              $ 1,000,000 Limit of Liability

DEDUCTIBLE:         $    10,000  Retention

THE ABOVE SUMMARY IS PRESENTED AS A GENERAL COMMENTARY ON THE POLICY BUT IN NO WAY AMENDS OR REPLACES THE WORDING OF THIS POLICY. IN THE EVENT OF ANY DISCREPANCY BETWEEN THIS SUMMARY AND THE POLICY, THE POLICY WORDING WILL PREVAIL.
-------------------------------------------------------------------------------

                           MERCER PRODUCTS COMPANY, INC.
                          DIRECTORS' & OFFICERS' LIABILITY

NAMED
INSURED:       Mercer Products Company, Inc., A New Jersey Corporation

COMPANY:       National Union Fire Insurance Company of Pittsburgh, PA

POLICY NO.:    486-09-15

TERM:          August 4, 1997 to August 4, 1998

COVERAGE:      Directors' & Officers' Liability

LIMIT:         $ 5,000,000   Limit of Liability

DEDUCTIBLE:    $   100,000   Retention

SPECIAL
CONDITIONS:    -    Coinsurance (Security Claims):  00%
               -    Continuity Dates:  Coverage A&B :  7/10/97
                                       Coverage B(i):  7/10/97


THE ABOVE SUMMARY IS PRESENTED AS A GENERAL COMMENTARY ON THE POLICY BUT IN NO WAY AMENDS OR REPLACES THE WORDING OF THIS POLICY. IN THE EVENT OF ANY DISCREPANCY BETWEEN THIS SUMMARY AND THE POLICY, THE POLICY WORDING WILL PREVAIL.
-------------------------------------------------------------------------------

                           MERCER PRODUCTS COMPANY, INC.
                   CORPORATE KIDNAP & RANSOM/EXTORTION INSURANCE

NAMED
INSURED:       Mercer Products Company, Inc., A New Jersey Corporation

COMPANY:       National Union Fire Insurance Company of Pittsburgh, PA

POLICY NO.:    646-6294

TERM:          August 4, 1997 to August 4, 1998

COVERAGE:      Corporate Kidnap & Ransom/Extortion Insurance

LIMIT:         $ 1,000,000 Each Loss
               $ Unlimited Each Policy Year Aggregate

DEDUCTIBLE:    Nil

THE ABOVE SUMMARY IS PRESENTED AS A GENERAL COMMENTARY ON THE POLICY BUT IN NO WAY AMENDS OR REPLACES THE WORDING OF THIS POLICY. IN THE EVENT OF ANY DISCREPANCY BETWEEN THIS SUMMARY AND THE POLICY, THE POLICY WORDING WILL PREVAIL.
-------------------------------------------------------------------------------

                           MERCER PRODUCTS COMPANY, INC.
                     WORKERS' COMPENSATION/EMPLOYERS LIABILITY

NAMED
INSURED:       Mercer Products Company, Inc., A New Jersey Corporation

COMPANY:       American Home Assurance Co. (AIG Group)

POLICY NO.:    WC5715890

TERM:          August 4, 1997 to August 4, 1998

COVERAGE:      Workers' Compensation/Employers Liability

LIMIT:         Statutory Benefits in State of Hire

               Employers Liability:
               $ 1,000,000  Each Accident
               $ 1,000,000  Disease - Policy Limit
               $ 1,000,000  Disease - Each Employee
               (Stop Gap Employers Liability applies in Monopolistic States)

SPECIAL
CONDITIONS:    Terms & Conditions:
               -  Voluntary Compensation
               -  Foreign Voluntary Compensation
                  -  Bodily Injury from Endemic Disease
                  -  $100,000 limit per employee Repatriation Expense
               -  Federal Employers Liability Act Coverage included
               -  Longshore & Harbor Workers Compensation Coverage
               -  Defense Base Act Coverage
               -  Maritime Employers Liability
               -  Federal Acts
               -  All Executive Officers covered for Bodily Injury
               -  60 Day Notice of Cancellation except for non-pay

THE ABOVE SUMMARY IS PRESENTED AS A GENERAL COMMENTARY ON THE POLICY BUT IN NO WAY AMENDS OR REPLACES THE WORDING OF THIS POLICY. IN THE EVENT OF ANY DISCREPANCY BETWEEN THIS SUMMARY AND THE POLICY, THE POLICY WORDING WILL PREVAIL.
-------------------------------------------------------------------------------

                                    SCHEDULE 4(o)

                                      LITIGATION


PENDING LITIGATION:

     -    JOHN J. IRWIN V. MERCER PRODUCTS COMPANY, INC., ET AL.

     - BADALIANS V. ALEKNA CONSTRUCTION, INC., ET AL. V. UNITED STATES MINERAL PRODUCTS COMPANY V. ENJEM'S, INC. V. MERCER PRODUCTS COMPANY, INC. ET. AL.

     - HAMMOND V. ALEKNA CONSTRUCTION, INC., ET. AL. V. UNITED STATES MINERAL PRODUCTS COMPANY V. ENJEM'S, INC. V. MERCER PRODUCTS COMPANY, INC. ET. AL.

     - JONES V. ALEKNA CONSTRUCTION, INC., ET. AL. V. UNITED STATES MINERAL PRODUCTS COMPANY V. ENJEM'S, INC. V. MERCER PRODUCTS COMPANY, INC. ET. AL.

     - O'SHEA V. ALEKNA CONSTRUCTION, INC, ET AL. V. UNITED STATES MINERAL PRODUCTS COMPANY V. ENJEM'S, INC. V. MERCER PRODUCTS COMPANY, INC. ET. AL..

     - SISTI V. ALEKNA CONSTRUCTION, INC, ET AL. V. UNITED STATES MINERAL PRODUCTS COMPANY V. ENJEM'S, INC. V. MERCER PRODUCTS COMPANY, INC. ET. AL..


THREATENED LITIGATION:

          None.

                                    SCHEDULE 4(p)

                              EMPLOYEES; LABOR RELATIONS


Agreement dated November 16, 1995 between Mercer and the Glass, Molders, Pottery, Plastics and Allied Workers International Union (AFL-CIO, CLC) and its Local Union No. 211 Eustis, Florida

Effective Date:  December 1, 1995 through December 31, 1998.

Mercer has approximately 120 employees.

                                    SCHEDULE 4(q)

                                EMPLOYEE BENEFIT PLANS


A.   BENEFIT PLANS

     SOVEREIGN

     1.   Sovereign 401(k) Plan

     2.   Healthcare
          -    Medical (pre-tax employee contributions)
          -    Dental  (pre-tax employee contributions)
          -    Prescription Drug

     3.   Flexible Spending Plans (pre-tax)
          -    Healthcare
          -    Dependent Care

     4.   Life Insurance
          -    Company provided (2x annual salary up to $50,000 maximum)
          -    Matching ADD
          -    Optional Life
          -    Optional Dependent Life
          -    Optional ADD
          -    Optional Dependent ADD


     5.   Long-Term Disability

     6.   Employee Assistance Plan

     7.   Workers Compensation

     8.   Tuition Assistance

     9.   Business Travel Accident Insurance

     MERCER

     1.   Bonus and Sales Incentive Plans

     2.   Short-Term Disability Income (Salary Continuance)

     3.   Company cars

     4.   Severance

     5.   Vacation/Holidays

     6.   Leave of Absence (jury duty, bereavement, personal days)





B.   COMPLIANCE

     Mercer has a severance policy. There is neither a written plan document nor a summary plan description for these policies. These policies have been reported on the annual Form 5500 filed by Laporte Inc. Generally, the policy is one week of severance per year of service with Mercer.

                                    SCHEDULE 4(r)
                                ENVIRONMENTAL MATTERS

All matters disclosed in or arising out of facts and circumstances discussed in the following environmental reports:

     -    Environmental Review
          Mercer Products Company, Inc.
          Eustis, Florida
          Delta Project No. E096-068
          Prepared by Delta Environmental Consultants, Inc.
          October 1996

     -    Environmental Review
          Mercer Products Company, Inc. &
          Laporte Construction Chemicals North America, Inc.
          Leased Warehouses/Richmond, Washington/
          South Kearny, New Jersey/Rancho Cucamonga, California
          Delta Project No. E096-068
          Prepared by Delta Environmental Consultants, Inc.
          October 1996

     -    Environmental Review
          Mercer Products Company, Inc.
          37235 State Road 19
          Bustis, Florida
          Project No. 771463.0204
          Prepared by IT Corporation
          Submitted to Sovereign Specialty Chemicals, L.P.
          July 1997

MERCER PERMITS

     -    Lake County (Florida) Occupational License No. 501-0000033

     - See letter from the Florida Department of Environmental Regulation dated February 5, 1992 re: Plastic Extruding Baghouse (no air permit required).

     - See letter from the Florida Department of Environmental Regulation dated April 7, 1992 re: Lake County - IW/Mercer Products Company/ Closed Loop Cooling System/Request for Exemption (no water permit required).

OSHA

The following issues are being addressed at the Mercer facility:

- The use of flexible electrical cable will be replaced with fixed conduit or other compliant device to the extent required by OSHA regulations.

                                    SCHEDULE 4(t)

                           TRANSACTIONS WITH AFFILIATES


Mercer has an arrangement with the AlphaGary Corporation, an affiliate of Laporte Inc. pursuant to which Mercer purchases plastic from AlphaGary on a purchase order basis. There is no obligation on the part of either party to continue this arrangement. AlphaGary had tried to require Mercer to buy its plastic requirements for 1998 from AlphaGary based on an alleged oral agreement. This arrangement is now being settled by Mercer's purchase of up to $81,415.81 worth of inventory from AlphaGary pursuant to a letter agreement dated February 4, 1998.

OSI Sealants, Inc. is a customer of Mercer.

                                    SCHEDULE 6(g)

                                  LIST OF EMPLOYEES



                                [PREVIOUSLY PROVIDED]

                                   SCHEDULE 6(i)

                                 SEVERANCE POLICY




     One week of severance pay is provided for each year of service with Mercer.